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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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UnitedHealth Group Incorporated
(Name of Registrant as Specified In Its Charter)

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9900 Bren Road East, Minnetonka, Minnesota 55343

April 23, 2014

Dear Shareholder:

We cordially invite you to attend our 2014 Annual Meeting of Shareholders. We will hold our meeting on Monday, June 2, 2014, at 10:00 a.m. Pacific Time at Anthony Marlon Auditorium, 2700 North Tenaya Way, Las Vegas, Nevada 89128. This is the operating site of our UnitedHealthcare plan servicing Nevada.

As a shareholder of UnitedHealth Group, you play an important role in our company by considering and taking action on the matters set forth in the attached proxy statement. We appreciate the time and attention you invest in making thoughtful decisions.

Attached you will find a notice of meeting and proxy statement that contain further information about the items upon which you will be asked to vote and the meeting itself, including:

  •
  How to obtain admission to the meeting if you plan to attend; and

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  Different methods you can use to vote your proxy, including by internet, telephone and mail.

Every shareholder vote is important, and we encourage you to vote as promptly as possible. If you cannot attend the meeting in person, you may listen to the meeting via webcast. Instructions on how to access the live webcast are included in the proxy statement.

Sincerely,

Stephen J. Hemsley
President and Chief Executive Officer

Richard T. Burke
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of UnitedHealth Group Incorporated:

        UnitedHealth Group Incorporated (the "Company") will hold its Annual Meeting of Shareholders on Monday, June 2, 2014, at 10:00 a.m. Pacific Time at Anthony Marlon Auditorium, 2700 North Tenaya Way, Las Vegas, Nevada 89128. The purposes of the meeting are:

  1.
  To elect the eleven nominees that are set forth in the attached proxy statement to the Company's Board of Directors.

  2.
  To approve the compensation paid to the Company's named executive officers as disclosed in the proxy statement.

  3.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014.

  4.
  To consider the two shareholder proposals set forth in the proxy statement, if properly presented at the Annual Meeting.

  5.
  To transact other business that properly may come before the Annual Meeting or any adjournments or postponements of the meeting.

        Only shareholders of record of the Company's common stock at the close of business on April 4, 2014 are entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Dannette L. Smith Secretary to the Board of Directors

April 23, 2014

Even if you plan to attend the Annual Meeting, we still encourage you to submit your proxy by internet, telephone or mail prior to the meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described under Question 13 of the "Questions and Answers About the Annual Meeting and Voting" section in the attached proxy statement.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 2, 2014:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders,
Proxy Statement and Annual Report are available at
www.unitedhealthgroup.com/proxymaterials.

SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. We encourage you to review the entire proxy statement. This proxy statement and our Annual Report for the year ended December 31, 2013 are first being mailed to the Company's shareholders and made available on the internet at www.unitedhealthgroup.com/proxymaterials on or about April 23, 2014. Website addresses included throughout this proxy statement are for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

UnitedHealth Group

        We are a diversified health and well-being company whose mission is to help people live healthier lives and to make the health care system work better for everyone. Despite significant pressures relating to government reductions in Medicare Advantage program funding and the impacts of health care reform implementation, we achieved strong business results in 2013 including:

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  Revenues increased 11% to $122.5 billion from $110.6 billion in 2012;

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  Net earnings attributable to UnitedHealth Group common shareholders ("net earnings") increased 2% to $5.6 billion from $5.5 billion in 2012 and were supported by cash flows from operations of $7.0 billion;

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  Earnings per share increased 4% to $5.50 per share from $5.28 per share in 2012;

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  Total shareholder return, as defined later in this proxy statement, was 41% in 2013 and 115% over the 2011-2013 time period;

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  Our annual dividend rate increased to $1.12 per share, paid quarterly, representing a 32% increase over the annual dividend rate of $0.85 per share paid quarterly since the second quarter of 2012;

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  UnitedHealth Group was the top ranking company in the insurance and managed care sector on Fortune's 2014 "World's Most Admired Companies" list, based on 2013 results. This is the fourth straight year UnitedHealth Group ranked No. 1 overall in its sector and the fifth year in a row the Company has been rated No. 1 in its sector for innovation; and

  •
  UnitedHealth Group was listed in the Dow Jones Sustainability World Index and Dow Jones North America Index for the 15th straight year.

This strong financial performance was driven by a broad range of initiatives intended to position the Company for future growth, and a focus on fundamental execution in all our operations.

Corporate Governance

        UnitedHealth Group is committed to meeting high standards of ethical behavior, corporate governance and business conduct in everything we do, every day. This commitment has led us to implement the following practices:

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  Board Structure and Composition — Our directors are elected annually by a majority vote of our shareholders. We have an independent Chair of our Board of Directors, and nine of our eleven directors are independent.

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  Nominating Advisory Committee — We have established a Nominating Advisory Committee comprised of long-term shareholders of the Company and a member of the medical community that provides our Nominating and Corporate Governance Committee (the "Nominating Committee") with additional input regarding desirable characteristics of director candidates and the composition of our Board.

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  Chief Executive Officer ("CEO") Succession Planning — Our succession plan, which is reviewed annually by our Board of Directors, addresses both an unexpected loss of our CEO and longer-term succession.

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  Stock Ownership Guidelines — Each of our executive officers and directors satisfied our stock ownership guidelines as of December 31, 2013. Mr. Hemsley, our CEO, directly owned shares equal to 174 times his base salary as of April 4, 2014.

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  Stock Retention Policy — We require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award granted after October 2009. Our directors are required to hold all equity awards granted after June 2009 until completion of service on the Board.

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  Clawback Policy — We may recover cash incentive compensation and equity awards from senior executives, including all of our named executive officers, in the event of fraud or misconduct resulting in a restatement of the Company's financial statements.

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  Independent Compensation Consultant — Our Compensation and Human Resources Committee (the "Compensation Committee") uses an independent compensation consultant, which performs no consulting or other services for the Company.

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  Political Contributions Disclosure — We disclose our political contributions and public advocacy efforts and the contributions of our federal and state political action committees on our website and as required by law.

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  Environmental Policy — We seek to minimize our environmental impact and to heighten our employees' awareness of the importance of the environment.

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  Transactions in Company Securities — Our insider trading policy prohibits all directors and employees from engaging in short sales and hedging transactions relating to our common stock, and requires advance approval of the Compensation Committee of any pledging of common stock by directors, executive officers and other members of management.

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  Absence of Rights Plan — We do not have a shareholder rights plan, commonly referred to as a "poison pill."

        See the "Corporate Governance" portion of this proxy statement for further information on our governance practices.

Enterprise-Wide Risk Oversight

        Our Board of Directors, assisted by its committees, oversees management's enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business.

Executive Compensation

        Our executive compensation program uses a mix of base salary, annual and long-term cash incentives, equity awards and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. Shareholders expressed strong support for our executive compensation program at our 2013 Annual Meeting of Shareholders, reflected by the fact that more than 97% of the votes cast were in favor of our say-on-pay proposal.

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  Our Overall Compensation Program Principles

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  Pay-for-performance — A substantial portion of the total compensation of our executive officers is earned based on achievement of enterprise-wide goals that drive shareholder value.

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  Enhance the value of the business — Incentive compensation is designed to favor the longer-term value of the Company and avoid excessive risk-taking.

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  Reward long-term growth and focus management on sustained success and shareholder value creation — Compensation of our executive officers is weighted toward equity and long-term cash awards that encourage sustained performance and positive shareholder returns.

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  Standard benefits and very limited perquisites — We provide standard employee benefits and very limited perquisites to our executive officers.

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  Summary of Compensation Paid to Stephen Hemsley, our CEO, in 2013

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  Base salary — $1.3 million, which is unchanged since 2006.

    •
    Cash incentive awards — Annual cash incentive award of $1.8 million and long-term cash incentive award of $1.3 million, which reflect the Company's performance against pre-set goals and continued strong leadership by Mr. Hemsley.

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    Equity awards — Performance shares with a target grant date fair value of $3.75 million, restricted stock units with a grant date fair value of $1.875 million and stock options with a grant date fair value of $1.875 million.

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    Company matching contributions — $170,475 under our 401(k) and executive savings plan.

        Mr. Hemsley's total compensation is below the CEO median of the Company's peer group, even though the Board believes his performance has been outstanding. Information regarding compensation paid to each of our named executive officers in 2013 is described in the "Compensation Discussion and Analysis" section.

  •
  Strong Governance Standards in Oversight of Executive Compensation Policies

    We maintain strong governance standards in the oversight of our executive compensation policies and practices, including:

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    No ongoing pension obligations for any of our named executive officers.

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    No excise tax gross-ups and very limited perquisites.

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    Performance-based compensation arrangements, including performance-based equity awards, that use a variety of performance measures.

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    Double-trigger change in control arrangements for equity grants.

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    Our 2011 Stock Incentive Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval.

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    Annual advisory shareholder votes to approve the Company's executive compensation.

Proposal 1 — Election of Directors (see pages 4-8)

        The Board has nominated eleven candidates for election to our Board of Directors. The Board recommends that shareholders vote FOR the election of each nominee.

 Proposal 2 — Advisory Approval of the Company's Executive Compensation (see pages 45-47)

        The Board is seeking advisory approval of the compensation paid to the Company's named executive officers as disclosed in this proxy statement. In considering this proposal, please read our Compensation Discussion and Analysis, which explains the Compensation Committee's compensation decisions and how our executive compensation program aligns the interests of our executive officers with those of our shareholders. Although the vote is advisory and is not binding on the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. At the 2013 Annual Meeting, more than 97% of the votes cast on this proposal were in favor of our executive compensation. The Board recommends that shareholders vote FOR the approval of the Company's executive compensation.

 Proposal 3 — Ratification of Independent Registered Public Accounting Firm (see page 56)

        The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014. The Board is seeking shareholder ratification of this appointment. The Board recommends that shareholders vote FOR ratification of the appointment of Deloitte & Touche LLP.

 Proposal 4 — Shareholder Proposal Regarding Cumulative Voting (see pages 56-58)

        We have been informed that a shareholder intends to introduce a resolution requesting that the Board adopt cumulative voting. The Board has concluded that the proposal is not in the best interests of the Company and its shareholders. The Board recommends that shareholders vote AGAINST the shareholder proposal.

 Proposal 5 — Shareholder Proposal Regarding Lobbying Disclosure (see pages 58-60)

        We have been informed that a shareholder intends to introduce a resolution requesting that the Board authorize the preparation of a report expanding our disclosure of lobbying expenditures. The Board has concluded that the proposal is not in the best interests of the Company and its shareholders. The Board recommends that shareholders vote AGAINST the shareholder proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nomination Process

Criteria for Nomination to the Board

        The Nominating Committee analyzes, on an annual basis, director skills and attributes, and recommends to the Board of Directors appropriate individuals for nomination as Board members.

        The Nominating Committee developed and maintains a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is based on the Company's strategic plan and is periodically reviewed and updated by the Nominating Committee. The Nominating Committee evaluates Board candidates against the skills matrix when determining whether to recommend candidates for initial election to the Board and when determining whether to recommend currently serving directors for reelection to the Board.

        The skills matrix has two sections — a list of core criteria that every member of the Board should meet and a list of skills and attributes to be represented collectively on the Board. Following are core director criteria that should be satisfied by each director or nominee:

  •
  Independence under the Company's Standards for Director Independence and New York Stock Exchange ("NYSE") listing requirements, subject to waiver based on the Nominating Committee's business judgment;

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  Service on no more than three other public company boards;

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  High integrity and ethical standards;

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  Standing and reputation in the individual's field;

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  Risk oversight ability with respect to the particular skills of the individual director;

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  Understanding of and experience with complex public companies or like organizations; and

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  Ability to work collegially and collaboratively with other directors and management.

The skills matrix provides further that the Board as a whole should represent diversity and have expertise in the following areas:

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  Corporate governance;

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  Finance;

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  Health care industry;

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  Consumer marketing;

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  Legal matters;

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  Capital markets;

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  Political/health care policy;

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  Brand marketing/public relations;

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  Clinical practice; and

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  Technology/business processes.

        Our Nominating Committee strives to maintain a balance of tenure on the Board. Long-serving directors bring valuable experience with our Company and familiarity with the challenges it has faced over the years, while newer directors bring fresh perspectives and ideas.

Diversity

        UnitedHealth Group embraces and encourages a culture of diversity and inclusion. We believe that valuing diversity makes good business sense and helps to ensure our future success. Diversity is included as one of the collective attributes in our director skills matrix. Our Board has not adopted a formal definition of diversity.

        Our Board assesses its overall effectiveness through an annual evaluation process. This evaluation includes, among other things, an assessment of the overall composition of the Board, including the diversity of its members.

Nominating Advisory Committee

        The Board of Directors formed the Nominating Advisory Committee in 2006 to provide the Nominating Committee with additional input from shareholders and others regarding desirable characteristics of director candidates and the composition of the Board of Directors. The Nominating Committee considers, but is not bound by, input provided by the Nominating Advisory Committee. The Nominating Advisory Committee currently includes four individuals affiliated with long-term shareholders of the Company and one individual who is a member of the medical community. Members of the Nominating Advisory Committee do not receive any compensation from the Company for serving on the Nominating Advisory Committee. The Nominating Advisory Committee met in January 2014. A description of the Nominating Advisory Committee can be found on the Company's website at www.unitedhealthgroup.com.

Process for Identifying and Evaluating Nominees

        In assessing currently serving directors for potential re-nomination, the Nominating Committee reviews the directors' overall performance on the Board of Directors and other relevant factors, including the factors listed above under "Criteria for Nomination to the Board."

        In considering potential candidates for election to the Board, the Nominating Committee, with input from the full Board of Directors, assesses the potential candidate's qualifications and how these qualifications fit with the desired composition of the Board of Directors as a whole. The Nominating Committee considers views expressed by members of the Nominating Advisory Committee and other shareholders regarding skill sets that would be valuable for a new director to possess. The Nominating Committee has an outside firm on retainer to assist the Committee in identifying and evaluating director candidates.

Shareholder Nominations and Recommendations for Director Candidates

        Shareholders may nominate candidates for election to the Board of Directors by submitting timely written notice to the Secretary to the Board in accordance with the Bylaws. The notice must include the information set forth in the Bylaws about each proposed nominee, including: (i) the name, age, business address, residence address and principal occupation or employment, (ii) the number of shares of the Company's common stock which are beneficially owned, and (iii) other information concerning the nominee as would be required in soliciting proxies for the election of that nominee. The notice must also include the information set forth in the Bylaws about the shareholder making the nomination and any associated person, including information about the direct and indirect ownership of, or derivative positions in, the Company's common stock and arrangements and understandings related to the proposed nomination or the voting of the Company's common stock. The notice must also include a signed consent of each nominee to serve as a director of the Company, if elected. For the 2015 Annual Meeting, this notice must be received at our principal executive offices, directed to the Secretary to the Board of Directors, on or before December 24, 2014. If we do not receive a notice and the required information regarding the shareholder and any associated person by the specified deadline, the director nomination will be void and disregarded for all purposes.

        The Company will also consider recommendations submitted by shareholders for director candidates. Recommendations should be directed to the Secretary to the Board of Directors.

        No shareholders nominated or recommended candidates for the Board of Directors in connection with the 2014 Annual Meeting.

2014 Director Nominees

        Our Articles of Incorporation and Bylaws provide that each member of our Board of Directors is elected annually by a majority of votes cast if the election is uncontested. The Board of Directors has nominated the eleven directors set forth below for election by the shareholders at the 2014 Annual Meeting. All of the nominees were elected by our shareholders at the 2013 Annual Meeting. All of the nominees have informed the Board that they are willing to serve as directors if elected. If any nominee should decline or become unable to serve as a director for any reason, the persons named as proxies will elect a replacement.

        The Board of Directors recommends that you vote FOR the election of each of the nominees. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.

Name	Age	Director Since
William C. Ballard, Jr.	73	1993

Edson Bueno, M.D.	70	2012

Richard T. Burke	70	1977

Robert J. Darretta	67	2007

Stephen J. Hemsley	61	2000

Michele J. Hooper	62	2007

Rodger A. Lawson	67	2011

Douglas W. Leatherdale	77	1983

Glenn M. Renwick	58	2008

Kenneth I. Shine, M.D.	79	2009

Gail R. Wilensky, Ph.D.	70	1993

        The director nominees, if elected, will serve until the 2015 Annual Meeting or until their successors are elected and qualified. The following is a brief biographical description of each director nominee, which includes a discussion of the skills and attributes held by each director that are reflected in the skills matrix, as described above, and that, in part, led the Board to conclude that each respective director should continue to serve as a member of the Board.

        Mr. Ballard served as Of Counsel to Bingham Greenebaum Doll LLP (formerly Greenebaum Doll & McDonald PLLC), a law firm in Louisville, Kentucky, from June 1992 until July 2008. In 1992, Mr. Ballard retired from Humana, Inc., a company operating managed health care facilities, after serving with Humana in various roles for 22 years, including as the Chief Financial Officer ("CFO") and a director. Mr. Ballard has satisfied all the core director criteria set forth in the skills matrix. Mr. Ballard also has health care industry, legal and finance/capital markets expertise and qualifies as a financial expert under applicable Securities and Exchange Commission ("SEC") regulations. Mr. Ballard currently serves as a director of Health Care REIT, Inc.

        Dr. Bueno is the founder and CEO of Amil Assistência Médica Internacional S.A., formerly Amil Participações S.A. ("Amil"), in which UnitedHealth Group owns a 90% interest. Founded in 1978, Amil is the largest health care organization in Brazil, currently assisting more than five million people. Dr. Bueno holds a medical degree from the Federal University of Rio de Janeiro, with specialization in general surgery. He has attended courses in the Business Administration program at the Pontifical Catholic University of Rio de Janeiro and management programs at Harvard Business School. Dr. Bueno has satisfied all the core director criteria set forth in the skills matrix except that he is not an independent director because he is the founder and CEO of Amil. Dr. Bueno also has health care industry, health care policy, brand marketing/public relations and clinical practice expertise.

        Mr. Burke is Chair of the Board of Directors of UnitedHealth Group, has been a member of our Board since inception, and was CEO of UnitedHealthcare, Inc., our predecessor corporation, until February 1988. From 1995 until February 2001, Mr. Burke was the owner, CEO and Governor of the Phoenix Coyotes, a National Hockey League team. Mr. Burke has satisfied all the core director criteria set forth in the skills matrix. Mr. Burke also has health care industry expertise and qualifies as a financial expert under applicable SEC regulations. Mr. Burke currently serves as a director of Meritage Homes Corporation. In the past five years, he has also served as a director of First Cash Financial Services, Inc.

        Mr. Darretta is the retired Vice Chair of the Board of Directors, CFO and member of the Executive Committee of Johnson & Johnson, a health care products company. Mr. Darretta served as CFO and a member of the Executive Committee of Johnson & Johnson from March 1997 to March 2007. Mr. Darretta joined Johnson & Johnson in 1968. Mr. Darretta has satisfied all the core director criteria set forth in the skills matrix. Mr. Darretta also has corporate governance, health care industry, consumer marketing, technology/business process and finance/capital markets expertise and qualifies as a financial expert under applicable SEC regulations. Mr. Darretta currently serves as a trustee for certain Putnam mutual funds.

        Mr. Hemsley is President and CEO of UnitedHealth Group and has served in that capacity since November 2006. He has been a member of the Board of Directors since February 2000. Mr. Hemsley joined the Company in 1997 as Senior Executive Vice President. He became Chief Operating Officer in 1998, was named President in 1999, and served as President and Chief Operating Officer from 1999 to November 2006. Mr. Hemsley has satisfied all the core director criteria set forth in the skills matrix except that he is not an independent director because he is our CEO. Mr. Hemsley also has health care industry, finance/capital markets and technology/business process expertise.

        Ms. Hooper is President and CEO of The Directors' Council, a private company she co-founded in 2003 that works with corporate boards to increase their independence, effectiveness and diversity. She was President and CEO of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. Prior to that, she was President and CEO of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care, from 1998 until Stadtlander was acquired in 1999. Ms. Hooper has satisfied all the core director criteria set forth in the skills matrix and is a nationally recognized corporate governance expert. She also has health care industry expertise and qualifies as a financial expert under applicable SEC regulations. Ms. Hooper currently serves as a director of PPG Industries, Inc. In the past five years, she also served as a director of AstraZeneca plc. and Warner Music Group Corp.

        Mr. Lawson served as President of Fidelity, the world's largest mutual fund company, from August 2007 to March 2010. Prior to joining Fidelity, Mr. Lawson was Vice Chairman of the Board of Directors of Prudential Financial from 2002 to 2007 where he was responsible for the International Operating Division and for Global Marketing Communications. Mr. Lawson served as Executive Vice President of Prudential from 1996 to 2002. Prior to joining Prudential, Mr. Lawson was President and CEO of VanEck Global from June 1994 to June 1996. Mr. Lawson was Managing Director and Partner-in-Charge of Private Global Banking and Mutual Funds at Bankers Trust from January 1992 to April 1994. Mr. Lawson was a Managing Director and CEO at Fidelity Investments — Retail from May 1985 to May 1991, and President and CEO at Dreyfus Service Corporation from May 1982 to May 1985. Mr. Lawson has satisfied all the core director criteria set forth in the skills matrix. Mr. Lawson also has corporate governance, consumer marketing, finance/capital markets, brand marketing/public relations and technology/business process expertise and qualifies as a financial expert under applicable SEC regulations. We believe that Mr. Lawson's past experience as an executive at a major institutional investor is also of significant value to the Board. Mr. Lawson currently serves as Chair of the Board of Directors of E*TRADE Financial Corporation.

        Mr. Leatherdale served as Chair of the Board of Directors and CEO of The St. Paul Companies, Inc. (currently known as Travelers Companies, Inc.), a property casualty insurance company, from 1990 until he retired in October 2001. Mr. Leatherdale has satisfied all the core director criteria set forth in the skills matrix. Mr. Leatherdale also has corporate governance and finance/capital markets expertise and qualifies as a financial expert under applicable SEC regulations. In the past five years Mr. Leatherdale has also served as a director of Xcel Energy Inc.

        Mr. Renwick is Chair of the Board of Directors, President and CEO of The Progressive Corporation, an auto insurance holding company. Before being named President and CEO in 2001, Mr. Renwick served as CEO-Insurance Operations and Business Technology Process Leader from 1998 through 2000. Prior to that, he led Progressive's Consumer Marketing group and served as President of various divisions within Progressive. Mr. Renwick joined Progressive in 1986 as Auto Product Manager for Florida. Mr. Renwick has satisfied all the core director criteria set forth in the skills matrix. Mr. Renwick also has corporate governance, health care industry, consumer marketing, finance/capital markets, brand marketing/public relations and technology/business process expertise and qualifies as a financial expert under applicable SEC regulations. Mr. Renwick also currently serves as a director of Fiserv, Inc.

        Dr. Shine has been the Special Advisor to the Chancellor for Health Affairs of the University of Texas System (the "UT System"), which consists of nine academic campuses and six health institutions, since September 2013. Dr. Shine served as Executive Vice Chancellor for Health Affairs of the UT System from November 2003 to September 2013 and as the interim Chancellor of the UT System from May 2008 until February 2009. Dr. Shine served as President of the Institute of Medicine at the National Academy of Sciences from 1992 until 2002. From 1993 until 2003, Dr. Shine served as a Clinical Professor of Medicine at the Georgetown University School of Medicine. From 1971 until 1992, Dr. Shine served in several positions at the University of California at Los Angeles School of Medicine, with his final position being Dean and Provost, Medical Sciences, and he continues to hold the position of Professor of Medicine Emeritus. Dr. Shine has also served as Chair of the Council of Deans of the Association of American Medical Colleges from 1991 until 1992 and as President of the American Heart Association from 1985 until 1986. Dr. Shine has satisfied all the core director criteria set forth in the skills matrix. He is also a nationally recognized cardiologist and has health care policy and clinical practice expertise.

        Dr. Wilensky has been a senior fellow at Project HOPE, an international health foundation, since 1993. From 2008 to 2009, Dr. Wilensky was President of the Department of Defense Health Board and chaired its sub-committee on health care delivery. From December 2006 to December 2007, Dr. Wilensky co-chaired the Department of Defense Task Force on the Future of Military Health Care. During 2007 she also served as a commissioner on the President's Commission on Care for America's Returning Wounded Warriors. From May 2001 to May 2003, she was the Co-Chair of the President's Task Force to Improve Health Care for our Nation's Veterans. From 1997 to 2001, she was also Chair of the Medicare Payment Advisory Commission. From 1992 to 1993, Dr. Wilensky served as the Deputy Assistant to President George H. W. Bush for policy development, and from 1990 to 1992, she was the Administrator of the Health Care Financing Administration (now known as the Centers for Medicare and Medicaid Services) directing the Medicaid and Medicare programs for the United States. Dr. Wilensky has satisfied all the core director criteria set forth in the skills matrix. She also is a nationally recognized health care economist and has health care policy expertise. Dr. Wilensky currently serves as a director of Quest Diagnostics Incorporated. In the past five years, she has also served as a director of Cephalon, Inc., Gentiva Health Services, Inc. and SRA International Inc.

CORPORATE GOVERNANCE

Overview

        UnitedHealth Group is committed to high standards of corporate governance and ethical business conduct. Important documents that are reflective of this commitment include our Articles of Incorporation, Bylaws, Principles of Governance, Board of Directors Committee Charters, Standards for Director Independence, Code of Conduct: Our Principles of Ethics & Integrity, Related-Person Transactions Approval Policy, Board of Directors Communication Policy, Political Contributions Policy and Corporate Environmental Policy. You can access these documents at www.unitedhealthgroup.com to learn more about our corporate governance practices. We will also provide copies of any of these documents without charge upon written request to the Company's Secretary to the Board of Directors. Our key corporate governance practices are highlighted below.

Board Structure and Shareholder Rights

  •
  All members of our Board of Directors are elected annually by our shareholders.

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  Our Articles of Incorporation provide that, in an uncontested election, each director must be elected by a majority vote. To address a provision in Minnesota law that allows a director who has not been re-elected to remain in office until a successor is elected and qualified, we have a policy requiring any director who does not receive a greater number of votes "for" than "against" his or her election in an uncontested election to tender his or her resignation from the Board of Directors following certification of the shareholder vote.

  •
  We have no supermajority shareholder approval provisions.

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  We have a non-executive, independent Chair of the Board. If a future Chair of the Board is not independent, a Lead Independent Director will be appointed by a majority vote of the independent directors.

Board and Board Committee Composition and Performance

  •
  A Nominating Advisory Committee comprised of representatives from the shareholder and medical communities provides input into the composition of our Board of Directors.

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  All members of our Audit Committee are "audit committee financial experts" as defined by the SEC.

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  A non-management director may not serve on more than three other public company boards of directors.

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  Our CEO may not serve on more than two public company boards of directors (including the Company's Board).

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  Our directors are required to offer their resignations upon a change in their primary careers.

  •
  Our Board of Directors and each Board committee regularly conduct executive sessions of non-management directors. Our Chair of the Board presides over each executive session of non-management directors. Committee Chairs preside over executive sessions of their respective committees.

  •
  Our Board of Directors and Board committees have the authority to retain independent advisors.

  •
  Our Board of Directors and Board committees conduct performance reviews annually.

  •
  All directors are required to complete a specified level of director training.

Guidelines and Board Policies

  •
  Our Board of Directors developed our CEO succession plan with input from our CEO, and reviews the plan annually. The CEO succession plan has two components: one addressing emergency or unanticipated loss of our CEO and one addressing longer-term succession. Material features of this plan include identification of Board members to lead the succession process, identification and development of internal candidates and identification of external resources necessary to ensure a successful transition.

  •
  We maintain stock ownership and retention guidelines for directors and executive officers. See "Compensation Discussion and Analysis — Elements of Our Compensation Program — Other Compensation Practices — Executive Stock Ownership Guidelines," "Director Compensation — Equity-Based Compensation" and "Director Compensation — Stock Ownership Guidelines" for further information.

  •
  We have a related-person transactions approval policy regarding the review, approval and ratification by our Audit Committee of all related-person transactions. See "Certain Relationships and Transactions."

  •
  We have a clawback policy that allows the Company to recover cash incentive compensation and equity awards from senior executives in the event of fraud or misconduct resulting in a restatement of the Company's financial statements or in the event of a senior executive's violation of a restrictive covenant. See "Compensation Discussion and Analysis — Elements of Our Compensation Program — Other Compensation Practices — Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks."

  •
  We have a political contributions policy that is overseen by our Public Policy Strategies and Responsibility Committee (the "Public Policy Committee"). The Company's political contributions and public advocacy efforts and the contributions of our federal and state political action committees are disclosed on our website.

  •
  We have an environmental policy that outlines our focus on minimizing our impact on the environment and creating a Company culture that heightens our employees' awareness of the importance of preserving the environment and conserving energy and natural resources.

  •
  Our insider trading policy prohibits all directors and employees from engaging in short sales and hedging transactions relating to our common stock and requires advance approval of the Compensation Committee of any pledging of common stock by directors, executive officers and other members of management.

  •
  Our Board of Directors believes that effective Board-shareholder communication strengthens the Board of Directors' role as an active, informed and engaged fiduciary, so we have a communication policy that outlines how shareholders and other interested parties may communicate with the Board of Directors. See "Corporate Governance — Communication with the Board of Directors."

Independent Auditors

  •
  Our shareholders annually ratify the appointment of our independent registered public accounting firm.

  •
  The 2013 non-audit and non-audit-related fees paid to our independent registered public accounting firm were less than 7% of total fees paid to that firm by the Company in 2013.

Principles of Governance

        Our Articles of Incorporation and Bylaws, together with Minnesota law and NYSE and SEC rules, govern the Company. Our Principles of Governance set forth many of the practices, policies and procedures that provide the foundation for our commitment to strong corporate governance. The policies and practices covered in our Principles of Governance include shareholder rights and proxy voting; structure, composition and performance of the Board of Directors; stock ownership and retention requirements; Board of Directors operation; individual director responsibilities; and Board committees. Our Principles of Governance are reviewed at least annually by our Nominating Committee and are revised as necessary.

Code of Conduct: Our Principles of Ethics & Integrity

        The Code of Conduct: Our Principles of Ethics & Integrity is posted on the Company's website and covers our principles and policies related to business conduct, conflicts of interest, public disclosure, legal compliance, reporting and accountability, corporate opportunities, confidentiality, fair dealing and protection and proper use of Company assets. Any waiver of the Code of Conduct for the Company's executive officers, senior financial officers or directors may be made only by the Board of Directors or a committee of the Board. We will publish any amendments to the Code of Conduct and waivers of the Code of Conduct for an executive officer or director on the Company's website.

Compliance and Ethics

        We strongly encourage employees to raise ethics and compliance concerns, including concerns about accounting, internal controls or auditing matters. We offer several channels for employees and third parties to report ethics and compliance concerns or incidents, including by phone or online, and individuals may choose to remain anonymous in jurisdictions where anonymous reporting is permissible. We prohibit retaliatory action against any individual who in good faith raises concerns or questions regarding ethics and compliance matters or reports suspected violations. We train all employees and periodically advise them regarding the means by which they may report possible ethics or compliance issues and their affirmative responsibility to report any possible issues. In our 2013 employee survey, 97% of employees said they knew what to do if they believed unethical behavior or misconduct occurred in their work area.

Director Independence

        Our Board of Directors has adopted the Company's Standards for Director Independence, which are available on the Company's website at www.unitedhealthgroup.com. The Standards for Director Independence requirements exceed the independence standards set by the NYSE.

        Our Board of Directors has determined that William C. Ballard, Jr., Richard T. Burke, Robert J. Darretta, Michele J. Hooper, Rodger A. Lawson, Douglas W. Leatherdale, Glenn M. Renwick, Kenneth I. Shine, M.D. and Gail R. Wilensky, Ph.D. are each "independent" under the NYSE rules and the Company's Standards for Director Independence and have no material relationships with the Company that would prevent the directors from being considered independent. Stephen J. Hemsley, the Company's President and CEO, and Edson Bueno, M.D., founder and CEO of Amil, are not independent directors.

        In determining independence, the Board of Directors considered, among other factors, all of the business relationships between the Company and our directors and nominees, their immediate family members (as defined by the NYSE) and their affiliated companies. The Board of Directors considered whether any director or any nominee was a director, partner, significant shareholder or executive officer of an organization that has a relationship with the Company, and also considered charitable contributions that the Company or its affiliates made to organizations with which such directors or nominees are or have been associated. In particular, the Board of Directors evaluated the following relationships and determined that such relationships were in the normal course of business and did not impair the directors' exercise of independent judgment:

  •
  Mr. Burke is an owner of Rainy Partners, LLC. Rainy Partners is a customer of the Company and paid the Company premiums for health insurance of approximately $143,000 in 2013. These premiums were determined on the same terms and conditions as premiums for our other comparable customers.

  •
  Mr. Renwick is an officer and Chair of the Board of Directors of The Progressive Corporation. Progressive is a customer of the Company and paid the Company approximately $62,000 for software products in 2013. Mr. Renwick was not involved in the decision to purchase the software products, which were sold on terms substantially similar to those provided to other customers.

  •
  Dr. Shine is the Special Advisor to the Executive Vice Chancellor for Health Affairs of the University of Texas System (the "UT System"), which includes six health institutions. The health institutions participate in the Company's broad national network of hospitals and physicians and other care providers. In 2013, we paid the UT System approximately $115 million for medical and related expenses on behalf of consumers who obtain health insurance from us and $35,000 for tuition payments for employees and marketing expenses. In addition, the Company donated $25,000 to the University of Texas MD Anderson Cancer Center and $2,500 to the University of Texas School of Nursing in 2013. The UT System paid the Company approximately $332,000 for software products and approximately $224,000 for hospital compliance reviews in 2013. The aggregate amount of these transactions represents 1.05% of the 2013 operating revenues of the UT System. In aggregate, our self-funded customers paid approximately $307 million to the UT System for health care services on behalf of their employees and health plan participants. Dr. Shine is neither directly nor indirectly involved in the relationship between the UT System and the Company or the customers of the Company. Dr. Shine has no direct responsibilities for any contractual or other relationships with the Company or its competitors. The UT System has established a process pursuant to which Dr. Shine will not have access to any information that is maintained by the UT System that could be used to benefit or provide an advantage to the Company.

  •
  Dr. Wilensky is a Senior Fellow of Project HOPE. In 2013, the Company paid Project HOPE approximately $104,000 for network provider services, and Project HOPE paid the Company approximately $15,000 for online notification and security driver services. The Company's charitable organization, the United Health Foundation, donated to Project HOPE approximately $542,000 in 2013 to provide medical staffing on U.S. Navy ships deployed to support those affected by Typhoon Haiyan in the Philippines. In addition, in 2013, the United Health Foundation donated to Project HOPE approximately $350,000 in support of Project HOPE's Health Affairs publication for a special themed issue focusing on the impact of 'Big Data' on health care and health research. Total fees paid by the Company and the United Health Foundation to Project HOPE during 2013 were less than 1% of Project HOPE's total revenues for 2013. Dr. Wilensky is neither directly nor indirectly involved in these relationships.

The Board of Directors also considered relationships between the Company and organizations on which our outside directors or their immediate family members serve only as directors and determined that such relationships did not impair the directors' exercise of independent judgment.

Independent Board Leadership

        Our Board of Directors believes that having independent Board leadership is an important component of our governance structure. As such, our Bylaws require the Company to have either an independent Chair of the Board or a Lead Independent Director. The Company believes the current leadership structure delineates the separate roles of managers and directors. Our CEO sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership; our independent Chair of the Board leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO. In addition to these overall differences in duties, our Principles of Governance outline the specific duties of the Chair of the Board or a Lead Independent Director, including:

  •
  Chairing all meetings of the Board at which the Chair is present (Chair of the Board duty only);

  •
  Working with the CEO on the scheduling of Board meetings and the preparation of agendas and materials for Board meetings;

  •
  Coordinating the preparation of agendas and materials for executive sessions of the Board's non-management directors;

  •
  Scheduling and leading the executive sessions of the Board's non-management directors;

  •
  Defining the scope, quality, quantity and timeliness of the flow of information between Company management and the Board that is necessary to effectively and responsibly perform their duties;

  •
  Leading the Board process for hiring, terminating and evaluating the performance of the Company's CEO and working with the Chair of the Compensation Committee on the process for compensating and evaluating the CEO;

  •
  Recommending outside advisors and consultants, as necessary, who report directly to the Board on Board-related issues;

  •
  Serving as an ex-officio member of each committee and working with the Board Committee Chairs on the performance of their designated roles and responsibilities;

  •
  Interviewing, along with the Chair of the Nominating Committee, all Board candidates and making director candidate recommendations to the Nominating Committee;

  •
  Assisting the Board and the Company in assuring compliance with and implementation of the Company's Principles of Governance;

  •
  Coordinating the performance evaluations of the Board and the Board committees in conjunction with the Committee Chairs and the Nominating Committee;

  •
  Working with the Nominating Committee on the membership of Board committees; and

  •
  Being available for communications with shareholders, as needed.

Risk Oversight

Enterprise-Wide Risk Oversight

        Our Board of Directors oversees management's enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business. Each director on our Board is required to have risk oversight ability for each skill and attribute the director possesses that is reflected in the collective skills section of our director skills matrix described in "Proposal 1 — Election of Directors — Director Nomination Process — Criteria for Nomination to the Board" above. Collectively, our Board of Directors uses its committees to assist in its risk oversight function as follows:

  •
  The Audit Committee oversees management's internal controls and compliance activities. The Audit Committee also oversees management's processes to identify and quantify material risks facing the Company, including risks disclosed in the Company's Annual Report on Form 10-K. The enterprise risk management function, which reports to the Chief Accounting Officer, assists the Company in identifying and assessing the Company's material risks. The Company's General Auditor, who reports to the Audit Committee, assists the Company in evaluating risk management controls and methodologies. The Chief Accounting Officer and General Auditor provide periodic reports to the Audit Committee. In connection with its risk oversight role, the Audit Committee regularly meets privately with representatives from the Company's independent registered public accounting firm and the Company's CFO, General Auditor and Chief Legal Officer;

  •
  The Compensation Committee oversees risk associated with our compensation practices and plans;

  •
  The Nominating Committee oversees Board processes and corporate governance-related risk; and

  •
  The Public Policy Committee oversees risk associated with the public policy arena, including health care reform and modernization activities, political contributions, government relations, community and charitable activities and corporate social responsibility.

        Our Board of Directors maintains overall responsibility for oversight of the work of its various committees by receiving regular reports from the Committee Chairs regarding their work. In addition, discussions about the Company's strategic plan, consolidated business results, capital structure, merger and acquisition related activities and other business discussed with the Board of Directors include a discussion of the risks associated with the particular item under consideration.

Enterprise-Wide Incentive Compensation Risk Assessment

        Our Compensation Committee requested that management conduct a risk assessment of the Company's enterprise-wide compensation programs. The risk assessment reviewed both cash incentive compensation plans and individual cash incentive awards paid in 2013 for the presence of potential design elements that could incent employees to incur excessive risk, the ratio and level of incentive to fixed compensation, the amount of manager discretion, the percentage of compensation expense as compared to the business units' revenues, and the presence of other design features that serve to mitigate excessive risk-taking, such as the Company's clawback policy, stock ownership guidelines, multiple performance measures and similar features. The Compensation Committee also receives an annual report on the Company's compliance with its equity award program controls.

        After considering the results of the risk assessment, management concluded that the level of risk associated with the Company's enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company. The results of the risk assessment were reviewed with the Compensation Committee at its February 2014 meeting. Please see "Compensation Discussion and Analysis" for a discussion of compensation design elements intended to mitigate excessive risk-taking by our executive officers.

Board Meetings and Annual Meeting Attendance

        Directors are expected to attend Board meetings, meetings of committees on which they serve and the Annual Meeting of Shareholders. All eleven directors attended the 2013 Annual Meeting. During the year ended December 31, 2013, the Board of Directors held ten meetings. All directors attended at least 75% of the meetings of the Board and any Board committees of which they were members in 2013.

 Board Committees

        The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Public Policy Committee. These committees help the Board fulfill its responsibilities and assist the Board in making informed decisions. Each committee operates under a written charter, and evaluates its charter and conducts a committee performance evaluation annually. The following table identifies the members of each committee as of April 18, 2014.

Director	Audit	Compensation	Nominating	Public Policy
William C. Ballard, Jr.		X	X

Edson Bueno, M.D.				X

Richard T. Burke*

Robert J. Darretta	X

Stephen J. Hemsley

Michele J. Hooper	X		Chair

Rodger A. Lawson		Chair

Douglas W. Leatherdale		X	X

Glenn M. Renwick	Chair

Kenneth I. Shine, M.D.				X

Gail R. Wilensky, Ph.D.				Chair

*
Mr. Burke is the Chair of the Board and ex-officio member of each Board committee. As an ex-officio member, Mr. Burke has a standing invitation to attend each Board committee meeting, but does not count for quorum purposes or vote on committee matters.

Audit Committee

        The Audit Committee consists of Messrs. Renwick (Chair) and Darretta and Ms. Hooper, each of whom is an independent director under the NYSE listing standards and the SEC rules. The Board of Directors has determined that Messrs. Renwick and Darretta and Ms. Hooper are "audit committee financial experts" as defined by the SEC rules. The Audit Committee has responsibility for the selection and retention of the independent registered public accounting firm and assists the Board of Directors by overseeing financial reporting and internal controls and public disclosure. The Audit Committee reviews and assesses the effectiveness of the Company's policies, procedures and resource commitment in the areas of compliance, ethics, privacy and data security, by interacting with the leadership and management responsible for these functions. The Audit Committee also oversees management's processes to identify and quantify material risks facing the Company. The Audit Committee establishes procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters. The Audit Committee operates as a direct line of communication between the Board of Directors and our independent registered public accounting firm, as well as our internal audit, compliance and legal personnel. The Audit Committee held ten meetings in 2013.

Compensation Committee

        The Compensation Committee consists of Messrs. Lawson (Chair), Ballard and Leatherdale, each of whom is an independent director under the NYSE listing standards and the SEC rules, a non-employee director under the SEC rules and an outside director under the Internal Revenue Code of 1986 (the "Internal Revenue Code"). The Compensation Committee is responsible for overseeing our policies and practices related to total compensation for executive officers, the administration of our incentive and equity-based plans and the risk associated with our compensation practices and plans. The Compensation Committee also establishes our employment arrangements with our CEO and other executive officers, conducts an annual performance review of the CEO, and reviews and monitors director compensation programs and the Company's stock ownership guidelines. The Compensation Committee held six meetings in 2013.

Nominating Committee

        The Nominating Committee consists of Ms. Hooper (Chair) and Messrs. Ballard and Leatherdale, each of whom is an independent director under the NYSE listing standards. The Nominating Committee's duties include identifying and nominating individuals to be proposed as nominees for election as directors at each Annual Meeting or to fill Board vacancies, conducting the Board evaluation process, evaluating the categorical standards which the Board of Directors uses to determine director independence, and monitoring and evaluating corporate governance. The Nominating Committee also oversees Board processes and corporate governance-related risk. The Nominating Committee held four meetings in 2013.

Public Policy Committee

        The Public Policy Committee consists of Dr. Wilensky (Chair), Dr. Bueno and Dr. Shine. Dr. Wilensky and Dr. Shine are each independent directors under the NYSE listing standards. The Public Policy Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities relating to the Company's public policy, health care reform and modernization activities, political contributions, government relations, community and charitable activities and corporate social responsibility. The Public Policy Committee is also responsible for overseeing the risks associated with these activities. The Public Policy Committee held four meetings in 2013.

Communication with the Board of Directors

        The Board of Directors values the input and insights of our shareholders and other interested parties and believes that effective communication strengthens the Board of Directors' role as an active, informed and engaged fiduciary. The Board of Directors has adopted a Board of Directors Communication Policy to facilitate communication between shareholders and other interested parties and the Board. Under this policy, the Board of Directors has designated the Company's Secretary to the Board of Directors as its agent to receive and review communications.

        The Secretary to the Board of Directors will not forward to the directors communications received which are of a personal nature or not related to the duties and responsibilities of the Board of Directors, including, without limitation, junk mail, mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, and opinion survey polls. The Secretary to the Board of Directors will forward such complaints and suggestions received to the appropriate members of the Company's management.

        Appropriate matters to raise in communications to the Board include:

  •
  Board succession planning process;

  •
  CEO succession planning process;

  •
  Executive compensation;

  •
  Use of capital;

  •
  Corporate governance; and

  •
  General Board oversight, including accounting, internal controls, auditing and other related matters.

        The policy, including information on how to contact the Board of Directors, may be found in the corporate governance section of the Company's website, www.unitedhealthgroup.com.

EXECUTIVE COMPENSATION

Executive Summary

        UnitedHealth Group's compensation program is designed to attract and retain highly qualified executives and to maintain a strong link between pay and the achievement of enterprise-wide goals. We emphasize and reward teamwork and collaboration among executive officers, which we believe produces Company growth and performance, optimizes the use of enterprise-wide capabilities, drives efficiencies and integrates products and services for the benefit of our customers and other stakeholders.

        In determining 2013 executive compensation, the Compensation Committee considered the Company's strong growth, operating performance and financial results, all of which were achieved in a challenging economic environment, as well as individual executive performance. Some of our key business results for 2013 were:

  •
  Revenues increased 11% to $122.5 billion from $110.6 billion in 2012;

  •
  Net earnings increased 2% to $5.6 billion from $5.5 billion in 2012 and were supported by cash flows from operations of $7.0 billion;

  •
  Earnings per share increased 4% to $5.50 per share from $5.28 per share in 2012;

  •
  Total shareholder return, which is defined as the increase in stock price, together with dividends paid, was 41% in 2013 and 115% over the 2011-2013 time period;

  •
  Our annual dividend rate increased to $1.12 per share, paid quarterly, representing a 32% increase over the annual dividend rate of $0.85 per share paid quarterly since the second quarter of 2012;

  •
  UnitedHealth Group was the top ranking company in the insurance and managed care sector on Fortune's 2014 "World's Most Admired Companies" list, based on 2013 results. This is the fourth straight year UnitedHealth Group ranked No. 1 overall in its sector and the fifth year in a row the Company has been rated No. 1 in its sector for innovation; and

  •
  UnitedHealth Group was listed in the Dow Jones Sustainability World Index and Dow Jones North America Index for the 15th straight year.

        As described in the Compensation Discussion and Analysis, this strong financial performance was driven by a broad range of initiatives intended to position the Company for future growth, and a focus on fundamental execution in all our operations.

        The Compensation Committee believes that total compensation for the executive officers listed in the 2013 Summary Compensation Table (the "named executive officers") should be heavily weighted toward long-term performance-based compensation, and this was the case for 2013. The elements of compensation for our named executive officers were unchanged from 2012, except that non-qualified stock options were included in the mix of equity awards granted. In 2013, long-term compensation represented approximately 70% of the total mix of compensation granted to our named executive officers.

        As discussed in detail below and reflected in the 2013 Summary Compensation Table, in 2013, the Compensation Committee determined that our CEO, Mr. Hemsley, should receive the following compensation:

  •
  Base salary of $1.3 million, which is unchanged since 2006;

  •
  Annual cash incentive award of $1.8 million, which represents 79% of his target opportunity;

  •
  Long-term cash incentive award of $1.3 million for the 2011-2013 performance period, which represents maximum performance by the Company against pre-set 2011-2013 long-term incentive plan performance goals;

  •
  A performance-based restricted stock unit opportunity ("performance shares") with a target grant date fair value of $3.75 million, restricted stock units ("RSUs") with a grant date fair value of $1.875 million, and non-qualified stock options with a grant date fair value of $1.875 million; and

  •
  Company matching contributions of $170,475 made under the Company's 401(k) plan and Executive Savings Plan.

        We endeavor to maintain strong governance standards in the oversight of our executive compensation programs, including the following policies and practices that were in effect during 2013:

  •
  The Compensation Committee's independent compensation consultant, Pay Governance LLC, is retained directly by the Compensation Committee and performs no other consulting or other services for the Company.

  •
  Stock ownership guidelines for our executive officers, each of whom complied with the applicable ownership guidelines as of December 31, 2013. Mr. Hemsley, our CEO, directly owned shares equal to 174 times his base salary as of April 4, 2014.

  •
  A stock retention policy that requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award granted after October 2009.

  •
  No ongoing pension obligations (supplemental or otherwise) for any of our named executive officers.

  •
  No excise tax gross-ups or executive-only perquisites such as company cars, security systems, financial planning or vacation homes for our executive officers.

  •
  A compensation clawback policy that entitles the Board of Directors to seek reimbursement from our senior executives if they are involved in fraud or misconduct that causes a material restatement.

  •
  Performance-based compensation arrangements, including performance-based equity awards, that use a variety of performance measures.

  •
  Double-trigger accelerated vesting, requiring both a change in control and a qualifying employment termination, on time-based equity awards, which is our only change in control benefit.

  •
  Our 2011 Stock Incentive Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval.

  •
  Annual advisory shareholder votes to approve the Company's executive compensation.

Compensation Discussion and Analysis

Philosophy and Objectives of our Compensation Program

        We seek to attract and retain highly qualified executives and establish a strong pay-for-performance alignment by linking senior management compensation to enterprise goals. The primary objectives of our executive compensation program are to:

  •
  Attract, motivate and retain highly qualified executive officers.

  •
  Align the economic interests of our executive officers with those of our shareholders.

  •
  Reward performance that emphasizes teamwork and close collaboration among executive officers, but also recognizes individual performance.

  •
  Reward performance that supports the Company's values.

  •
  Reward performance that advances our mission of helping people live healthier lives.

  •
  Foster an entrepreneurial spirit that reflects innovative thinking and action and effective and accountable management and leverages the ingenuity of our employees.

Compensation Program Principles

        Our Compensation Committee uses the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

  •
  Pay-for-performance.  A substantial portion of the total compensation of our executive officers is earned based on achievement of enterprise-wide goals that affect shareholder value.

  •
  Enhance the long-term value of the business.  Our incentive compensation design and the performance measures we select encourage executive officers to focus on enhancing the longer-term value of the Company and avoid excessive risk-taking.

  •
  Reward long-term growth and focus management on sustained success and shareholder value creation.  Compensation of our executive officers is heavily weighted toward equity and long-term cash awards. These awards encourage sustained performance and positive shareholder returns.

  •
  Standard benefits and very limited perquisites.  We provide standard employee benefits and very limited perquisites to our executive officers. We generally do not have any "executive-only" benefits or perquisites, which we believe is appropriate in our culture and does not impact our ability to attract and retain top executive talent.

Determination of Total Compensation

Role of the Compensation Committee

        The Compensation Committee oversees the Company's policies and philosophy related to total compensation for executive officers. The Compensation Committee approves the compensation for the named executive officers based on its own evaluation, input from our CEO (for all executive officers except for himself), internal pay equity considerations, the tenure and performance of each named executive officer, input from its independent consultant and market data.

        In addition, in making compensation decisions, the Compensation Committee considers the results of the Company's annual shareholder advisory votes approving the Company's executive compensation. More than 97% of the votes cast were in favor of the Company's executive compensation at each of our annual meetings since our inaugural vote in 2011. The Compensation Committee believes these shareholder votes indicate strong support for the Company's executive compensation program.

The Compensation Committee's Use of an Independent Compensation Consultant

        The Compensation Committee retains a separate independent compensation consultant, Jon Weinstein of Pay Governance LLC, to advise the Compensation Committee on executive and director compensation matters, assess total compensation program levels and program elements for executive officers and evaluate competitive compensation trends. Pay Governance does not provide any other services to the Company and does not perform any work for management. The Compensation Committee has assessed the independence of Mr. Weinstein and of Pay Governance, specifically considering, in accordance with SEC rules, whether Mr. Weinstein and Pay Governance had any relationships with the Company, our officers or our Board members that would impair their independence. Based on this evaluation, the Compensation Committee concluded that Mr. Weinstein's and Pay Governance's work for the Compensation Committee does not raise any conflict of interest.

Competitive Positioning

        The Compensation Committee believes that total compensation for the named executive officers should be heavily weighted toward long-term performance-based compensation, but it does not target a specific mix of annual and long-term compensation or cash and equity compensation and does not use competitive compensation benchmark data to formulaically set compensation amounts.

        In general, the Compensation Committee's goal is to achieve total compensation for the named executive officers as a group that falls within a range of the 50th to 75th percentiles of the market data for our peer group (as discussed below) if paid at target. Target total compensation of our named executive officers as a group in

2013, consisting of base salary, target annual cash incentive award, target long-term cash incentive award and the grant date fair value of equity awards (including performance shares at target), resulted in a target compensation opportunity for our named executive officers as a group between the 50th and the 75th percentile of the market data for our peer group. The Compensation Committee believes this range is an appropriate reflection of the Company's size, complexity and relative performance over the past several years. The following is a brief summary of the processes followed by the Compensation Committee to select competitive compensation benchmark data and how the Compensation Committee uses that data.

        The Compensation Committee requests Pay Governance to conduct an annual review of the peer group data. This review occurs at the second quarter Compensation Committee meeting because recent financial and compensation data are generally available. The annual review is intended to ensure that competitive compensation data considered by the Compensation Committee is:

  •
  an accurate reflection of the external labor market for senior talent;

  •
  sourced from companies whose scope of operations were generally consistent with the Company's size and complexity; and

  •
  based on a sufficient number of companies to stand up over time to changes in the external market.

        The Compensation Committee uses market data developed from a broad industry group of premier companies. This group is developed by Pay Governance as follows:

  •
  use the 100 largest companies in revenue or market cap as the starting point;

  •
  eliminate companies in industries that have unique structures that are not relevant to UnitedHealth Group, such as oil and gas, heavy manufacturing, aerospace and defense, auto manufacturing or similar industries, because the Company is unlikely to recruit from these companies;

  •
  eliminate companies with a single line of business so that only multi-segment companies are included; and

  •
  add major companies located near UnitedHealth Group's headquarters and primary operating locations.

Neither directors nor management participates in the selection of the companies in the peer group, rather, the Compensation Committee approves the process by which the peer group companies are selected. The Compensation Committee is not made aware of the companies in the peer group until the independent compensation consultant presents its benchmarking results to the committee.

        The Compensation Committee also considers market data from the five largest publicly traded managed care companies with which we compete for business. However, the Compensation Committee does not use this group of managed care companies as a primary reference point for benchmarking compensation practices because the Company is substantially larger, more complex and more diverse than these companies, and because we believe that the Company competes primarily for talent and capital with other successful large companies across a broader group of industries.

        Once the process by which peer group companies will be selected is determined, the Compensation Committee generally uses the peer group data as follows. At the fourth quarter Compensation Committee meeting, Pay Governance conducts an annual review of the market competitiveness of the Company's executive compensation program for the Company's Section 16 officers. The review compares the compensation opportunities provided to the Company's Section 16 officers to benchmark companies on a position by position basis and on an aggregate basis. The market competitive information is used as a reference point to assist the Compensation Committee in determining pay opportunities at the subsequent first quarter Compensation Committee meeting. When making executive compensation determinations at its first quarter meeting, the Compensation Committee takes into consideration the Company's performance against previously established performance goals and other relevant business performance that may not be adequately captured by the pre-set goals. Those compensation determinations are then compared to the competitive compensation benchmark data for reference purposes.

        The companies that were included in the 2013 peer group and the five managed care companies are listed at the end of this Compensation Discussion and Analysis.

Role of Management and CEO in Determining Executive Compensation

        The Compensation Committee has the responsibility to approve and monitor all compensation for our executive officers. Management recommends appropriate enterprise-wide financial and non-financial performance goals for use in incentive compensation. Our CEO assists the Compensation Committee by evaluating the performance of the executive officers that report directly to him and recommending compensation levels for these executive officers. Our CEO does not, however, make recommendations regarding his own compensation.

Use of Tally Sheets and Wealth Accumulation Analysis

        When approving compensation decisions, the Compensation Committee reviews comprehensive tally sheet information for each of our executive officers. These tally sheets are prepared by management and quantify the elements of each executive officer's total compensation. The tally sheets include a summary of all equity awards previously granted to each executive officer, the gain realized from past vesting or exercise of equity awards, the projected value of accumulated equity awards based upon various stock price scenarios, and compensation to be paid under various potential employment termination scenarios. This is done to effectively analyze the compensation each executive officer has accumulated to date and to fully understand the amount the executive officer could accumulate in the future.

Elements of our Compensation Program

Overview

        The compensation program for our named executive officers consists of the following elements:

Compensation Element	Objective	Type of Compensation
Base salary	To provide a base level of cash compensation for executive officers	Annual compensation, not variable

Annual cash incentive awards	To encourage and reward executive officers for individual performance and for achieving annual corporate performance goals	Annual performance compensation, variable

Long-term cash incentive awards	To encourage and reward executive officers for achieving three-year corporate performance goals	Long-term performance compensation, variable

Equity awards	To motivate and retain executive officers and align their interests with shareholders through the use of:	Long-term performance compensation, variable
• Performance shares to motivate sustained performance and growth and potentially assist executives in building ownership in the Company
• RSUs to retain executive officers and build stock ownership positions
• Non-qualified stock options to encourage sustained stock price appreciation

Employee benefits	To promote health, well-being and financial security of employees, including executive officers; constitutes the smallest part of total remuneration	Annual indirect compensation, not variable

Annual Compensation

  Base Salary

        The Compensation Committee generally determines base salary levels for our named executive officers early in the fiscal year, with changes becoming effective during the first quarter of the fiscal year. In February 2013, following consideration of 2012 performance evaluations and to reflect increased responsibilities undertaken in connection with 2012 business realignment activities, the Compensation Committee approved the following changes to base salary levels for our named executive officers for fiscal 2013:

Name	2013 Base Salary ($)	2012 Base Salary ($)	2013 to 2012 Increase (%)
Stephen J. Hemsley	1,300,000	1,300,000	0%

David S. Wichmann	900,000	850,000	6%

Gail K. Boudreaux	900,000	850,000	6%

Larry C. Renfro	900,000	850,000	6%

Marianne D. Short	750,000	—	—

  Annual Cash Incentive Awards

  2013 Annual Incentive Plan Performance Goals

        Annual cash incentive awards may be paid if our Company meets or exceeds annual performance goals for that year as determined by the Compensation Committee. In establishing the performance measures for the 2013 annual cash incentive awards in early 2013, the Compensation Committee sought to align broadly the compensation of our executive officers with key elements of the Company's 2013 business plan. Development of the Company's 2013 business plan was a robust process that involved input from all of the Company's business units and was reviewed with the Company's Board of Directors in the fourth quarter of 2012 and the first quarter of 2013. These performance measures are based on enterprise-wide measures because the Compensation Committee believes that the named executive officers share the responsibility to support the goals and performance of the Company as key members of the Company's leadership team. At the target level, the financial performance goals were consistent with or higher than the 2013 financial outlook presented publicly in November 2012 at the Company's annual investor conference. The following table sets forth the performance measures and goals established, as well as actual 2013 performance results:

2013 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	Actual 2013 Performance
Revenue*	1/3	$117.8 billion	$124.0 billion	$130.2 billion	$122.5 billion

Operating Income*	1/3	$8.220 billion	$9.67 billion	$11.121 billion	$9.623 billion
Cash Flows from Operations*		$6.375 billion	$7.5 billion	$8.625 billion	$6.991 billion

Stewardship: • Customer and Physician Satisfaction • Employee Engagement • Employee Teamwork	1/3	2 points below 2013 target	1 point above 2012 results	2 points above 2013 target	At 2013 target for employee engagement and employee teamwork and between 2013 target and maximum for customer and physician satisfaction

*
The Company's annual incentive plan allows for adjustments to the Company's reported earnings for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. Adjustments to reported earnings are intended to better reflect executives' line of sight/ability to affect payouts, align award payments with growth of the Company's business, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize the Company's preference for long-term and sustainable growth. No adjustments were made in 2013.

  Context for the 2013 Annual Cash Incentive Plan Performance Goals

        The 2013 financial performance measures at target level represented year-over-year growth in revenues of $13.4 billion or 12.1%, year-over-year growth in operating income of $416 million or 4.5%, and year-over-year increase in operating cash flows of $345 million or 4.8%. These targets reflect the Company's view that there would be a continued difficult business environment in 2013, including expectations that:

  •
  the general unemployment rate would improve slightly over 2012 but remain in a range of 7% to 8%;

  •
  there would not be net favorable development in previously reported medical costs payable estimates;

  •
  utilization would increase modestly from the historically low levels experienced over the past several years; and

  •
  there would be continued downward rate pressure in both Medicare Advantage and Medicaid payment rates received from the federal and state governments.

        The 2013 non-financial performance measures were based on survey data results and at target level represented an increase over 2012 in all categories. These measures were viewed to be important to obtaining longer-term financial successes that might not be immediately reflected in annual financial results. The Compensation Committee was of the view that the breadth of financial and non-financial performance measures for the 2013 annual cash incentive award would motivate the executive officers to achieve results that should contribute to value creation for our shareholders on a long-term basis and avoid excessive risks.

        At the beginning of 2013, the Compensation Committee believed that achievement of the annual incentive goals required substantial performance on a broad range of initiatives contained in the 2013 business plan. These initiatives included the following:

  •
  grow enrollment across all medical product categories for a total increase in UnitedHealthcare medical enrollment of close to 4.0 million individuals, including 2.8 million new TRICARE beneficiaries;

  •
  continue to execute our major, multi-track Medicare Advantage remediation plan to compensate for funding rates from the federal government that are projected to be less than the rate of medical cost inflation;

  •
  continue to innovate in commercial products, service and distribution;

  •
  deliver more effective and comprehensive clinical management, including a significant increase in the number of house-calls performed by a clinician;

  •
  complete the migration of over 12 million UnitedHealthcare commercial members to the OptumRx pharmacy benefits management platform;

  •
  execute on Optum's growth and margin improvement initiatives; and

  •
  further improve our consolidated operating cost ratio after considering the impact of changes in business mix.

        The Company's 2013 business plan assumed that sequestration would be deferred or otherwise resolved through legislation. Subsequent to establishing the 2013 targets, legislative efforts to change sequestration proved unsuccessful, and reductions in Medicare funding took effect in April 2013. These sequestration cuts are estimated to have reduced 2013 consolidated earnings from operations by approximately $250 million. Expanded regulatory requirements in Brazil put further pressure on earnings at Amil.

        The Company made substantial progress with regard to the initiatives above and significantly exceeded its enrollment targets, growing by over 4.5 million individuals. Revenues, however, were $1.5 billion below target, driven by decreases in Medicare funding discussed above and the unplanned conversion of a large public sector client from a risk arrangement to a fee arrangement, which provided significant savings to the public sector client by avoidance of the health insurers' fee assessed on fully insured businesses under the Affordable Care Act.

        Operating income for 2013 was slightly below target, as the Company was able to offset most but not all of the impact from sequestration and new regulatory pressures. Cash flows from operations were also below target, but above threshold. Non-financial performance measures were at or above target levels. Earnings per share increased 4% in 2013, and the Company's total shareholder return was 41%, reflecting continued successful performance in an uncertain environment.

        While the Company uses defined performance measures and weightings to determine an overall funding level for the Company's bonus pool, individual annual cash incentive awards are not purely formulaic. In determining the amount of the actual annual incentive award to be paid, the Compensation Committee considers the CEO's recommendations for executive officers other than himself, the business performance underlying each of the performance measures, macroeconomic factors disproportionately impacting business performance, individual executive performance, market positioning, teamwork and related matters. The Compensation Committee retains discretion to pay an annual incentive award that is higher or lower than the performance level achieved based on these considerations if threshold performance is achieved on any performance measure. However, the overall pool cannot be exceeded.

  Determination of 2013 Annual Cash Incentive Award Opportunities

        At the beginning of each year, the Compensation Committee approves an "annual cash incentive target opportunity" for each executive officer as a percentage of the executive officer's base salary.

        The target opportunity established for the named executive officers is intended to increase collaboration, teamwork and accountability across the enterprise, to recognize the skills and versatility of each executive officer and to reflect relative contributions to the success of the overall enterprise. The target percentages for annual cash incentive awards to our named executive officers and the actual 2013 annual cash incentive awards paid are set forth in the table below:

2013 Annual Cash Incentive Awards
Name	Target Percentage (% of Salary)	Target Award Value ($)	Actual Award Paid ($)	Paid Award (% of Target)
Stephen J. Hemsley	175%	2,275,000	1,800,000	79%

David S. Wichmann	150%	1,350,000	1,750,000	130%

Gail K. Boudreaux	150%	1,350,000	1,150,000	85%

Larry C. Renfro	150%	1,350,000	3,000,000	222%

Marianne D. Short	100%	750,000	750,000	100%

        In determining the 2013 annual cash incentive award amounts, the Compensation Committee took into account the Company's performance against the 2013 annual performance goals set forth in the table above and a qualitative assessment of individual performance and accomplishments. Individual factors considered are as follows:

  •
  For Mr. Hemsley, the Compensation Committee coordinates a formal performance evaluation by all non-management directors. The 2013 performance evaluation focused on the following areas: strategic focus, leadership and organization effectiveness, vision and values, corporate reputation and government relations, board relations, and overall performance. The Compensation Committee concluded that Mr. Hemsley's performance was strong and distinctive in each category. However, given below-target business performance in the Company's UnitedHealthcare platform, the Committee decided to provide an annual incentive award at below-target levels.

  •
  Mr. Wichmann's individual performance considerations included continued success in operational cost savings initiatives, acquisition integration, including Amil in Brazil, enterprise-wide technological advancement and simplification, development of global sourcing capabilities, and balance sheet, cash flow and capital management disciplines.

  •
  Ms. Boudreaux's individual performance considerations included strong growth and performance in the Company's commercial benefits and community and state businesses, continued success in health reform implementation and readiness activities, initial implementation challenges with respect to the commencement of the TRICARE business and subsequent successful remediation, and Medicare STARs performance that represented year-over-year improvements but that, along with Medicare performance overall, fell short of internal goals. The Committee also favorably considered the strength of UnitedHealthcare's overall performance since Ms. Boudreaux assumed leadership of that business platform.

  •
  Mr. Renfro's individual performance considerations included completion of the largest and most successful pharmacy benefits management membership migration in the history of that sector, consisting of 12 million new and renewing members, significant progress in achievement of a multi-year "One Optum" strategic direction, related organizational and operational simplification initiatives, launch of a new business platform to modernize health care administration, and successful work in connection with the remediation of technical issues with the federal government's healthcare.gov operating platform. In recognition of this particularly strong business performance, the Compensation Committee exercised its discretion to pay an annual cash incentive in excess of the Compensation Committee's typical 200% cap.

  •
  Ms. Short's individual performance considerations included an assessment of her strong general leadership of the legal department, implementation of Foreign Corrupt Practices Act compliance programs in recent international acquisitions, participation in cost management initiatives, and distinctive leadership and judgment in ongoing litigation and business matters.

The Compensation Committee did not make specific assessments of, quantify or otherwise assign relative weightings to the factors considered in reaching its decisions with respect to any of the named executive officers. See the 2013 Summary Compensation Table and other related compensation tables below for details regarding 2013 total compensation.

Long-Term Incentive Compensation

        Long-term incentive compensation, consisting of the long-term cash incentive program and equity awards, represents the largest portion of executive officer compensation. This combination of long-term incentives provides a compelling performance-based compensation opportunity, aids in aligning and retaining the senior management team and accelerates the optimization of business unit capabilities across the enterprise.

  Long-Term Awards

  2011-2013 Long-Term Cash Incentive and Performance Share Goals and Context

        The long-term cash incentive award and performance share programs create a financial incentive for achieving or exceeding three-year financial goals for the enterprise. The earned long-term cash incentive award and performance shares for the 2011-2013 performance period were based on achieving the following performance results versus the pre-set goals:

2011-2013 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	Actual 2011-2013 Performance
Cumulative Earnings Per Share	50%	$11.62	$12.38	$13.43	$15.51

Return on Equity	50%	13.4%	15.4%	17.4%	18.4%

        The performance measures and goals for the 2011-2013 performance period were established during the first quarter of 2011 based on the Company's Long-Term Plan. The first year of the Long-Term Plan was based on the Company's 2011 business plan. Subsequent years were based on assumptions and growth initiatives developed in conjunction with the Company's business units and reviewed by the Board of Directors. Some key assumptions and elements of the Long-Term Plan were:

  •
  enrollment growth across all product categories in all years;

  •
  significant margin impact from new minimum commercial medical loss ratio regulation beginning in 2011;

  •
  significant downward rate pressure in both Medicare Advantage and Medicaid payment rates received from the federal and state governments;

  •
  an expectation that medical trends would be consistent with historical levels and that there would not be net favorable development in previously reported medical cost payable estimates;

  •
  delivery of more effective and comprehensive clinical management;

  •
  alignment and simplification of our various Optum business units into a technology-enabled health care services business platform driving distinctive revenue, margin and earnings performance;

  •
  insourcing pharmacy benefits management for our commercial members;

  •
  ongoing improvements to our consolidated operating cost ratio on a comparable business mix basis; and

  •
  effective cross enterprise collaboration across various business units for the benefit of customers and our overall reputation.

        To achieve maximum performance for both the long-term cash incentive plan and the performance share plan, the Company would have to achieve cumulative three-year earnings per share ("EPS") performance of $13.43 and an average return on equity ("ROE") of 17.4%. These maximum performance levels corresponded to a compound annual growth rate in EPS of 7.9% over the three-year period, with a decrease in EPS projected for 2011 due to the minimum medical loss ratio regulation and rate pressures noted above, followed by EPS growth of 14% and 17% in 2012 and 2013, respectively. The Company had a compound annual EPS growth rate of 10.3% over the three-year performance period. The resulting cumulative EPS of $15.51 was $2.08 above the maximum performance level.

        Factors that positively or negatively influenced our results subsequent to the approval of the Long-Term Plan in early 2011 included:

  •
  a continued movement to managed care in state-based Medicaid programs;

  •
  a lower rate of overall inflation and a significant decrease in medical trends over the three-year period;

  •
  an unemployment rate that remained in the 7% to 9% range for most of 2011 through 2013;

  •
  initial implementation of federal health care reform legislation, including new coverage requirements and minimum loss ratio regulations; and

  •
  greater than anticipated downward rate pressure in both Medicare Advantage and Medicaid payment rates received from the federal and state governments.

        Similar to the annual incentive plan, the Company's long-term incentive plan allows for adjustments to the Company's reported results in determining long-term incentive plan awards, namely adjustments that account for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses. No adjustments were made to the Company's financial results in determining long-term incentive award and performance share payout levels for the 2011-2013 performance period.

  2011-2013 Long-Term Cash Incentive Awards

        At the beginning of each three-year performance period, the Compensation Committee approves a "long-term cash incentive target opportunity" for each executive officer as a percentage of the executive officer's average base salary over the performance period. For the 2011-2013 performance period, the target opportunity for each executive officer was 50% of base salary and the maximum cash incentive award that an executive officer could earn was set by the Compensation Committee to be equal to two times the applicable long-term cash incentive target opportunity.

        The Compensation Committee believed that it was important to provide the same relative target opportunity to all of the named executive officers to increase collaboration, teamwork and accountability across the enterprise and to recognize the skills and versatility of each executive officer. The target percentages for long-term cash incentive awards to our named executive officers and the actual long-term cash incentive awards paid for the 2011-2013 performance period are set forth in the table below:

Long-Term Cash Incentive Award
Name	Target Percentage (% of 3-Year Average Base Salary)	Threshold Award Value ($)	Target Award Value ($)	Maximum Award Value ($)	Actual Award Paid ($)	Paid Award (% of Target)
Stephen J. Hemsley	50%	4,276	650,000	1,300,000	1,300,000	200%

David S. Wichmann	50%	2,824	429,263	858,526	858,526	200%

Gail K. Boudreaux	50%	2,824	429,263	858,526	858,526	200%

Larry C. Renfro	50%	2,824	429,263	858,526	858,526	200%

Marianne D. Short	50%	791	120,192	240,384	240,384	200%

        The primary factor considered by the Compensation Committee in the determination of the long-term cash incentive award amounts was achievement of 2011-2013 long-term incentive plan measures above the maximum goal. Ms. Short, who joined the Company on December 31, 2012, received a pro rata payout of the 2011-2013 long-term cash incentive award.

  2011-2013 Performance Share Awards

        The use of performance shares as a component of the overall equity awards granted was based upon the Compensation Committee's consideration of competitive market data; the desirability of utilizing a balanced system to facilitate prudent decision-making and mitigate risk; the desire to encourage superior performance and build ownership; and conversations with shareholders about the desirability of this type of equity award as a component of a pay-for-performance program. The actual shares that were earned for the 2011-2013 performance period are set forth in the table below as well as reflected in the 2013 Option Exercises and Stock Vested table:

Long-Term Performance Shares
Name	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)	Actual Shares Paid (#)	Paid Award (% of Target)
Stephen J. Hemsley	547	83,195	166,390	166,390	200%

David S. Wichmann	352	53,483	106,966	106,966	200%

Gail K. Boudreaux	352	53,483	106,966	106,966	200%

Larry C. Renfro	352	53,483	106,966	106,966	200%

  Equity Awards

  Equity Award Practices

        Awards of equity-based compensation to our executive officers serve the purposes described above under "Long-Term Incentive Compensation." The Compensation Committee determined that equity-based compensation for 2013 should include grants of RSUs, performance shares and non-qualified stock options to achieve balance and effectiveness in our equity-based compensation and to align the interests of our executive officers and our shareholders. RSU grants were selected because they are full value shares with time vesting and, as such, provide added retention value. Performance share grants were selected to ensure a strong pay-for-performance alignment of the Company's compensation program with shareholder interests. The Compensation Committee's decision to grant performance shares was informed, in part, by past discussions held between the Company and certain of its shareholders regarding the merits of performance shares in a pay-for-performance executive compensation program. Non-qualified stock options were selected because they have value only if the Company's stock price increases and, as such, provide incentives for sustained long-term stock appreciation.

        The Compensation Committee's equity award policy requires that all grants of equity be made at set times, and the Compensation Committee does not delegate authority to management to grant equity awards. We do not have a specific program, plan or practice to time equity compensation awards to named executive officers in coordination with our release of material information.

        The Company does not pay dividend equivalents on performance shares granted to employees. After considering general market practices, the Compensation Committee amended the RSU award agreements to permit the payment of dividend equivalents on RSUs awarded in 2011 and after. The dividend equivalents are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest.

        The aggregate number of shares subject to equity awards made in 2013 for all employees was approximately 1% of the Company's shares outstanding at the end of 2013.

  Equity Awards — 2013

        In February 2013, the Compensation Committee granted the following target number of performance shares, RSUs and stock options to Messrs. Hemsley, Wichmann and Renfro and Mses. Boudreaux and Short:

Name	Target Number of Performance Shares (#)	Annual RSU Award (#)	Annual Stock Option Award (#)
Stephen J. Hemsley	65,354	32,677	99,312

David S. Wichmann	39,213	19,607	59,587

Gail K. Boudreaux	39,213	19,607	59,587

Larry C. Renfro	39,213	19,607	59,587

Marianne D. Short	17,428	34,856	52,967

The grant date fair values and terms of these equity awards are discussed in the 2013 Grants of Plan-Based Awards table.

Other Compensation

  Benefits

        In addition to generally available benefits, our executive officers are eligible to receive supplemental long-term disability coverage equal to 60% of base salary (up to $420,000) and all of our named executive officers, other than Mr. Hemsley, receive supplemental group term life insurance coverage of $2 million. Executive officers are also eligible to participate in our non-qualified Executive Savings Plan. See the 2013 Non-Qualified Deferred Compensation table for additional information regarding contributions, earnings and distributions for each named executive officer under the Executive Savings Plan. Our Executive Savings Plan does not provide for guaranteed or above-market interest.

        As part of our continued focus on the community, the Company implemented an Executive Board Service Matching Program. This program is available to approximately 200 senior leaders of the Company, including the named executive officers. This program provides for Company matching contributions on a 1:1 or 2:1 basis to certain charitable and nonprofit organizations up to a maximum amount of $10,000 per organization and a maximum annual Company match amount of $40,000 per senior leader. In order to receive the matching contribution, the employee must serve on the board of the charitable or nonprofit organization and make an equivalent personal financial contribution.

  Perquisites

        We do not believe that providing generous executive perquisites is either necessary to attract and retain executive talent or consistent with our pay-for-performance philosophy. Therefore, other than the benefits described above, we do not provide perquisites such as excise tax gross-ups, company automobiles, security services, private jet services, financial planning services, club memberships, apartments or vacation homes to our executive officers. Our corporate aircraft use policy prohibits personal use of corporate aircraft by any executive officer. Because there is essentially no incremental cost to the Company, however, the policy does permit an executive officer's family member to accompany the executive officer on a business flight on Company aircraft provided a seat is available.

  Employment Agreements and Post-Employment Payments and Benefits

        The Company has a policy of entering into employment agreements with each of our named executive officers. These employment agreements are described in greater detail in "Executive Employment Agreements."

        None of the employment agreements provides for ongoing fixed minimum annual equity awards or fixed cash incentive awards. The Company's policies related to post-employment payments and benefits do not provide for enhanced cash severance payments upon termination in connection with a change in control or for excise tax gross-up payments payable in connection with a change in control. The Company also does not have any ongoing supplemental executive retirement plan obligations for its named executive officers.

        The employment agreements with our executive officers provide for certain severance payments in connection with their termination of employment under various circumstances, typically termination by the Company without "cause" or by the executive officer for "good reason." See "Executive Employment Agreements" and "Potential Payments Upon Termination or Change in Control" for additional information regarding potential severance payments that may be made to the named executive officers. We have provided these post-employment payments and benefits and severance payment triggers because they have enabled us to obtain specific post-employment non-competition, non-solicitation and non-disclosure agreements with our executive officers that we believe are of value to the Company and our shareholders.

        Our equity award agreements include a "double-trigger" provision, which provides for accelerated vesting only if there is a change in control and the executive officer's employment is terminated without "cause" or the executive officer terminates his or her employment for "good reason" within two years of the change in control. For performance shares, the target number of performance shares will immediately vest upon a change in control of the Company. The Compensation Committee determined that "double-trigger" acceleration of vesting for time-based equity better preserved the retentive value of the equity award and was more consistent with the interests of our shareholders. Our equity award agreements also generally provide for continued vesting and exercisability during any period in which an executive officer receives severance and for continued exercisability of vested awards for a limited period of time after termination of employment for other reasons. In addition, stock option awards granted in 2009 and going forward provide for continued vesting and exercisability for up to five years after retirement, subject to certain conditions. The Compensation Committee elected to provide such continued vesting and exercisability because such provisions are a common market practice and our other retirement benefits are limited to the Company's 401(k) plan and non-qualified deferred compensation plan.

Other Compensation Practices

  Executive Stock Ownership Guidelines

        The Compensation Committee believes that executive stock ownership aligns management's interests with those of shareholders and fosters a long-term outlook, while also assisting in the mitigation of compensation risk. Under our stock ownership guidelines, each executive officer must beneficially own at least the following amounts of the Company's common stock within five years of the executive officer's election or appointment as an executive officer:

  •
  for the CEO, eight times base salary;

  •
  for executive officers who are direct reports of the CEO, three times base salary; and

  •
  for other executive officers who are not direct reports of the CEO, two times base salary.

        Stock options and stock appreciation rights ("SARs") do not count towards satisfying the ownership requirements under the guidelines, regardless of their vesting status, and performance shares do not count towards satisfying the ownership requirements until they are vested. Time-based RSUs and restricted stock awards are counted toward the satisfaction of the ownership requirements. The Compensation Committee periodically reviews compliance with the ownership requirements. As of April 4, 2014, all of our named executive officers were in compliance with the ownership requirements, including Mr. Hemsley, who directly owned shares with a value equal to 174 times his base salary.

        Additionally, in 2009, the Board established a stock retention policy for executive officers that are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes our named executive officers. For equity awards received after October 23, 2009, Section 16 officers are required to retain one-third of the net shares acquired upon the vesting or exercise of any equity awards for at least one year.

  Transactions in Company Securities

        In general, SEC rules prohibit uncovered short sales of our common stock by our executive officers, including the named executive officers. Accordingly, our insider trading policy prohibits short sales of our common stock by all employees and directors. Our insider trading policy prohibits hedging transactions by all directors and employees and requires advance approval of the Compensation Committee of any pledging of common stock by directors, executive officers and other members of management. Pledges that existed prior to the policy's adoption in November 2012 have been grandfathered. In 2013, no executive officer or director sought or received advance approval from the Compensation Committee regarding pledging transactions.

  Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks

        If the Board of Directors determines that an executive officer has engaged in fraud or misconduct, the Board of Directors may take a range of actions to remedy the misconduct, prevent its recurrence and impose such discipline as would be appropriate, including, without limit: (i) terminating employment and (ii) initiating legal action against the executive officer. In addition, with respect to our senior executives, including our named executive officers, if the fraud or misconduct causes, in whole or in part, a material restatement of the Company's financial statements, action may include (a) seeking reimbursement of the entire amount of cash incentive compensation awarded to the executive officer, if the executive officer would have received a lower (or no) cash incentive award if calculated based on the restated financial results and (b) canceling all outstanding vested and unvested equity awards subject to the clawback policy and requiring the executive officer to return to the Company all gains from equity awards realized during the 12-month period following the filing of the incorrect financial statements.

        The Compensation Committee plans to review our clawback policy and revise it as necessary to comply with any forthcoming SEC rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act.

  Consideration of Risk in Named Executive Officer Compensation

        Our compensation programs are balanced, focused on long-term pay-for-performance and allow for discretion. The Compensation Committee believes that the design of the compensation program for our executive officers does not encourage excessive or unnecessary risk-taking, as illustrated by the following list of features:

  •
  Our annual cash bonus program includes a variety of financial and non-financial measures that require substantial performance on a broad range of initiatives;

  •
  Our equity awards include a mix of stock options, RSUs and performance shares to encourage sustained performance over time;

  •
  We have stock ownership guidelines for our executive officers;

  •
  We require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award granted after October 2009; and

  •
  We have a clawback policy that deters misconduct or fraudulent behavior by recouping the entire bonus paid, not just the amount that would not have been earned if the executive would have received a lower award if not for the restatement.

In addition, our Compensation Committee retains discretion to adjust compensation for quality of performance, adherence to Company values and other factors.

  Accounting and Tax Considerations

        Internal Revenue Code Section 162(m) imposes a $1 million corporate deduction limit for compensation to the Company's CEO and its three other highest-paid executive officers (other than the CFO) employed at the end of the year, unless the compensation is "performance-based," as defined in Section 162(m), and provided under a plan that has been approved by the shareholders. As part of the federal health care reform legislation enacted in 2010, Section 162(m) was revised as it pertains to compensation paid by health insurers, including the Company. Starting in 2013, an annual tax deduction limit of $500,000 per person applies to compensation that we pay to any of our employees and certain service providers, regardless of whether such compensation is deemed performance-based under Section 162(m) or is provided pursuant to a shareholder-approved plan. Any outstanding stock options and SARs that were fully vested prior to 2010 are not subject to the tax deduction limitation.

Peer Group and Managed Care Companies

Peer Group		Managed Care Companies
3M Company	Google Inc.	Aetna Inc.
Abbott Laboratories	Hewlett-Packard Company	CIGNA Corp.
Amazon.com Inc.	Home Depot, Inc. (The)	Coventry Health Care Inc.
American Express Co.	Intel Corporation	Humana Inc.
American International Group, Inc.	International Business Machines Corp.	WellPoint Inc.
Ameriprise Financial Inc.	Johnson & Johnson
AmerisourceBergen Corporation	JPMorgan Chase & Co.
Amgen Inc.	Kraft Foods Inc.
Apple Inc.	Kroger Co. (The)
Archer Daniels Midland Company	Lowe's Companies Inc.
AT&T, Inc.	MasterCard Incorporated
Bank of America Corp.	McDonald's Corp.
Berkshire Hathaway Inc.	McKesson Corporation
Best Buy Co. Inc.	Medtronic, Inc.
Bristol-Myers Squibb Co.	Merck & Co. Inc.
Bunge Limited	MetLife, Inc.
Cardinal Health Inc.	Microsoft Corporation
Cargill, Incorporated	Oracle Corp.
Cisco Systems Inc.	PepsiCo, Inc.
Citigroup, Inc.	Pfizer Inc.
Coca-Cola Company (The)	Procter & Gamble Co.
Colgate-Palmolive Co.	Prudential Financial Inc.
Costco Wholesale Corporation	QUALCOMM Incorporated
CVS Caremark Corporation	Safeway Inc.
Dell Inc.	Sears Holdings Corporation
Dow Chemical Company (The)	Sysco Corp.
eBay Inc.	Target Corp.
E.l. duPont de Nemours & Company	Travelers Companies, Inc. (The)
Eli Lily and Co.	U.S. Bancorp
EMC Corporation	United Parcel Service, Inc.
Express Scripts Holding Company	Verizon Communications Inc.
FedEx Corporation	Visa, Inc.
General Electric Company	Walgreen Co.
General Mills, Inc.	WellPoint Inc.
Goldman Sachs Group, Inc. (The)	Wells Fargo & Company

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2013. This report was provided by the following independent directors who comprise the Compensation Committee:

Rodger A. Lawson (Chair)
William C. Ballard, Jr.
Douglas W. Leatherdale

2013 Summary Compensation Table*

        The following table provides certain summary information for the years ended December 31, 2013, 2012 and 2011 relating to compensation paid or granted to, or accrued by us on behalf of, our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option/SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Stephen J. Hemsley	2013	1,300,000	—	5,625,019	1,875,011	3,100,000	—(7)	173,254	12,073,284
President and CEO	2012	1,300,000	—	7,000,012	—	5,300,000	—	287,443	13,887,455
	2011	1,300,000	—	7,000,028	—	4,940,000	—	154,804	13,394,832

David S. Wichmann	2013	892,885	—	3,375,092	1,125,003	2,608,526	—	114,061	8,115,567
Executive Vice President	2012	850,000	—	4,500,074	—	3,044,230	—	106,549	8,500,853
and CFO	2011	832,692	—	7,000,070	—	2,794,200	—	84,212	10,711,174

Gail K. Boudreaux	2013	892,885	—	3,375,092	1,125,003	2,008,526	—	111,282	7,512,788
Executive Vice President	2012	850,000	—	4,500,074	—	3,044,230	—	103,770	8,498,074
and CEO, UnitedHealthcare	2011	832,692	205,000	7,000,070	—	2,794,200	—	93,353	10,925,315

Larry C. Renfro	2013	892,885	—	3,375,092	1,125,003	3,858,526	—	49,928	9,301,434
Executive Vice President	2012	850,000	—	4,500,074	37,494	3,044,230	—	185,006	8,616,804
and CEO, Optum	2011	832,692	—	7,000,070	—	2,734,600	—	35,825	10,603,187

Marianne D. Short	2013	721,154	250,000(8)	3,000,056	1,000,017	990,384	—	65,744	6,027,355
Executive Vice President and Chief Legal Officer

*
Please see "Compensation Discussion and Analysis" above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table. Please see "Executive Employment Agreements" below for a description of the material terms of each named executive officer's employment agreement.

(1)
Amounts reported reflect the base salary earned by named executive officers in the years ended December 31, 2013, 2012 and 2011. Amounts reported for 2013 include the following salary amounts deferred by the named executive officers under our Executive Savings Plan:

Name	Amount Deferred
Stephen J. Hemsley	$78,000
David S. Wichmann	$53,573
Gail K. Boudreaux	$62,502
Larry C. Renfro	$53,573
Marianne D. Short	$39,808
(2)
The amounts reported in this column reflect the aggregate grant date fair value of the RSUs and performance shares (at target) granted in 2013, 2012 and 2011 and computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2013 and the grant date fair value of performance shares granted in 2013 if target performance and maximum performance is achieved are as follows:

		Performance Shares
	Restricted Stock Units
Name		Target	Maximum
Stephen J. Hemsley	$1,875,006	$3,750,013	$7,500,026
David S. Wichmann	$1,125,050	$2,250,042	$4,500,084
Gail K. Boudreaux	$1,125,050	$2,250,042	$4,500,084
Larry C. Renfro	$1,125,050	$2,250,042	$4,500,084
Marianne D. Short	$2,000,037	$1,000,019	$2,000,038

  See the 2013 Grants of Plan-Based Awards table for more information on stock awards granted in 2013.

(3)
The actual value to be realized by a named executive officer depends upon the performance of the Company's stock and the length of time the award is held. No value will be realized with respect to any award if the Company's stock price does not increase following the award's grant date or if the executive officer does not satisfy the vesting criteria.

The amounts reported in this column for 2013 reflect the aggregate grant date fair value of stock options granted in 2013 computed in accordance with FASB ASC Topic 718. The amount shown for 2012 for Mr. Renfro reflects the incremental increase in fair value with respect to SARs granted in 2009 and 2010, the award agreements for which were amended in 2012 in order to revise the terms pursuant to which Mr. Renfro will be deemed retirement eligible. The grant prices for Mr. Renfro's 2009 and 2010 SARs were not modified in connection with such amendments. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013. These same assumptions have been used in computing aggregate grant date fair value since fiscal year 2009.

(4)
Amounts reported include both annual and long-term cash incentive awards to our named executive officers under our 2008 Executive Incentive Plan. The 2013 annual incentive awards, including amounts deferred by the named executive officers, were the following:

Name	Total Amount of Annual Cash Incentive Award	Amount of Annual Cash Incentive Award Deferred
Stephen J. Hemsley	$1,800,000	$108,000
David S. Wichmann	$1,750,000	$105,000
Gail K. Boudreaux	$1,150,000	$115,000
Larry C. Renfro	$3,000,000	—
Marianne D. Short	$750,000	$206,507

  The long-term cash incentives for the 2011-2013 incentive period under our 2008 Executive Incentive Plan were the following:

Name	Period	Total Amount of Long-Term Cash Incentive Award
Stephen J. Hemsley	2011-2013	$1,300,000
David S. Wichmann	2011-2013	$858,526
Gail K. Boudreaux	2011-2013	$858,526
Larry C. Renfro	2011-2013	$858,526
Marianne D. Short	2011-2013	$240,384
(5)
Named executive officers participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. The Executive Savings Plan does not credit above-market earnings or preferential earnings to the amounts deferred, and accordingly, no non-qualified deferred compensation earnings have been reported. Under the Executive Savings Plan, there are no measuring investments tied to Company stock performance. The measuring investments are a collection of unaffiliated mutual funds identified by the Company.

(6)
All other compensation includes the following:

Name	Year	Company Matching Contributions Under 401(k) Savings Plan	Company Matching Contributions Under Executive Savings Plan	Company Matching Contributions Under Executive Board Service Matching Program(a)	Insurance Premiums(b)
Stephen J. Hemsley	2013	$11,475	$159,000	—	—
David S. Wichmann	2013	$11,475	$ 94,287	—	—
Gail K. Boudreaux	2013	$11,475	$ 94,287	—	—
Larry C. Renfro	2013	$11,475	$ 26,787	—	$11,666
Marianne D. Short	2013	—	$ 19,904	$30,000	$15,840

  As permitted by SEC rules, we have omitted perquisites and other personal benefits that we provided to certain named executive officers in 2013 if the aggregate amount of such compensation to each of such named executive officers was less than $10,000. As noted above, we generally do not provide perquisites.

  (a)
  The Company has adopted a policy pursuant to which it will match certain charitable contributions made by an executive officer if the executive officer also serves on the board of the charitable organization. The amount included for Ms. Short represents donations to three charitable organizations made by the Company to match the donations Ms. Short made to those charitable organizations on whose boards she serves.

  (b)
  The Company provides each of Messrs. Wichmann and Renfro and Mses. Boudreaux and Short a $2 million face value term life insurance policy. The 2013 annual premiums paid by the Company on behalf of Mr. Wichmann and Ms. Boudreaux were less than $10,000.

(7)
The amount of Mr. Hemsley's supplemental retirement benefit was frozen in 2006 based on his then current age and average base salary and converted into a lump sum of $10,703,229. As such, there was no increase in the benefit payable to Mr. Hemsley under his supplemental retirement benefit in fiscal year 2013.

(8)
Reflects a sign-on bonus paid to Ms. Short in connection with her joining the Company as an executive officer.

2013 Grants of Plan-Based Awards*

        The following table presents information regarding each grant of an award under our compensation plans made during 2013 to our named executive officers for fiscal year 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option/ SAR Awards: Number of Securities Underlying Options/	Exercise or Grant Price of Option/ SAR	Grant Date Fair Value of Stock or Option/ SAR
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	SARs (#)	Awards ($/Sh)	Awards ($)(1)
Stephen J. Hemsley
Annual Cash Incentive Award(2)	—	2,047,500	2,275,000	4,550,000	—	—	—	—	—	—	—
2013-15 Long-Term Incentive Award(3)	—	3,250	650,000	1,300,000	—	—	—	—	—	—	—
Stock Option Award(4)	2/6/2013	—	—	—	—	—	—	—	99,312	57.38	1,875,011
RSU Award(5)	2/6/2013	—	—	—	—	—	—	32,677	—	—	1,875,006
Performance Share Award(6)	2/6/2013	—	—	—	327	65,354	130,708	—	—	—	3,750,013

David S. Wichmann
Annual Cash Incentive Award(2)	—	1,215,000	1,350,000	2,700,000	—	—	—	—	—	—	—
2013-15 Long-Term Incentive Award(3)	—	2,244	448,814	897,628	—	—	—	—	—	—	—
Stock Option Award(4)	2/6/2013	—	—	—	—	—	—	—	59,587	57.38	1,125,003
RSU Award(5)	2/6/2013	—	—	—	—	—	—	19,607	—	—	1,125,050
Performance Share Award(6)	2/6/2013	—	—	—	196	39,213	78,426	—	—	—	2,250,042

Gail K. Boudreaux
Annual Cash Incentive Award(2)	—	1,215,000	1,350,000	2,700,000	—	—	—	—	—	—	—
2013-15 Long-Term Incentive Award(3)	—	2,244	448,814	897,628	—	—	—	—	—	—	—
Stock Option Award(4)	2/6/2013	—	—	—	—	—	—	—	59,587	57.38	1,125,003
RSU Award(5)	2/6/2013	—	—	—	—	—	—	19,607	—	—	1,125,050
Performance Share Award(6)	2/6/2013	—	—	—	196	39,213	78,426	—	—	—	2,250,042

Larry C. Renfro
Annual Cash Incentive Award(2)	—	1,215,000	1,350,000	2,700,000	—	—	—	—	—	—	—
2013-15 Long-Term Incentive Award(3)	—	2,244	448,814	897,628	—	—	—	—	—	—	—
Stock Option Award(4)	2/6/2013	—	—	—	—	—	—	—	59,587	57.38	1,125,003
RSU Award(5)	2/6/2013	—	—	—	—	—	—	19,607	—	—	1,125,050
Performance Share Award(6)	2/6/2013	—	—	—	196	39,213	78,426	—	—	—	2,250,042

Marianne D. Short
Annual Cash Incentive Award(2)	—	675,000	750,000	1,500,000	—	—	—	—	—	—	—
2013-15 Long-Term Incentive Award(3)	—	1,851	370,192	740,384	—	—	—	—	—	—	—
2012-14 Long-Term Incentive Award(3)	—	1,318	245,192	490,384	—	—	—	—	—	—	—
2011-13 Long-Term Incentive Award(3)	—	791	120,192	240,384	—	—	—	—	—	—	—
Stock Option Award(4)	2/6/2013	—	—	—	—	—	—	—	52,967	57.38	1,000,017
RSU Award(5)	2/6/2013	—	—	—	—	—	—	34,856	—	—	2,000,037
Performance Share Award(6)	2/6/2013	—	—	—	87	17,428	34,856	—	—	—	1,000,019

*
Please see "Compensation Discussion and Analysis" above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table.

(1)
The actual value to be realized by a named executive officer depends upon the appreciation in value of the Company's stock and the length of time the award is held. No value will be realized with respect to any stock option/SAR award if the Company's stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option/SAR awards pursuant to FASB ASC Topic 718, see Note 11 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The grant date fair value of each RSU award and targeted grant date value of each performance share award was computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date.

(2)
Amounts represent estimated payouts of annual cash incentive awards granted under our Executive Incentive Plan in 2013. The Executive Incentive Plan permits a maximum annual bonus pool for executive officers equal to 2% of the Company's net income (as defined in the plan) and no executive officer may receive more than 25% of such annual bonus pool. The Compensation Committee has generally limited annual cash incentive payouts to not more than two times the target amount, and the maximum amounts shown for each named executive officer equal two times each executive officer's target amount. For Mr. Renfro, the Compensation Committee determined to pay him an annual cash incentive award for 2013 of $3,000,000 (equal to 222% of his target amount) as discussed in the "Compensation Discussion and Analysis" section. In order for any amount to be paid, the Company must achieve approved performance measures of (i) revenue, (ii) operating income, (iii) cash flow, (iv) consumer, customer and physician satisfaction, (v) employee engagement and (vi) employee teamwork. The estimated threshold award represents the amount that may be paid if threshold performance is achieved on each of the performance measures. Once threshold performance is achieved, the Compensation Committee has the discretion to pay an award. The actual annual cash incentive amounts earned in connection with the 2013 awards are reported in the 2013 Summary Compensation Table.

(3)
For Messrs. Hemsley, Wichmann and Renfro and Ms. Boudreaux, the amounts represent estimated future payouts of long-term cash incentive awards granted under our Executive Incentive Plan in 2013 for the 2013-2015 performance period to be paid in 2016. For Ms. Short, the amounts represent estimated future payouts of long-term cash incentive awards granted under our Executive Incentive Plan in 2013 for the 2013-2015 performance period to be paid in 2016, as well as pro-rated incentives for the 2011-2013 and 2012-2014 performance periods for which she is eligible. The performance measures used to determine payouts under the Executive Incentive Plan for the 2011-2013 and 2012-2014 performance periods are the same as the performance measures described below for the 2013-2015 performance period. A payout of the maximum incentive for the 2011-2013 performance period was made to Ms. Short in February 2014 and that amount is reported on the 2013 Summary Compensation Table. The long-term cash incentive award for the 2012-2014 performance period would be paid to Ms. Short in 2015. The Executive Incentive Plan permits a maximum long-term bonus pool for executive officers equal to 2% of the Company's average net income (as defined in the plan) during the performance period and no executive officer may receive more than 25% of such long-term bonus pool. The Compensation Committee has limited the long-term cash incentive payout maximum amount to not more than two times each named executive officer's target amount, which is reflected in the maximum payout column. In 2013, upon recommendation by management, the Compensation Committee approved a cumulative EPS measure and an average ROE measure for the 2013-2015 incentive period, either one of which must be achieved before the threshold amount shown above becomes earned and payable. Each measure is weighted equally. The Compensation Committee will determine whether the goals have been achieved at the end of the performance period. The estimated threshold award represents the amount that may be paid if threshold performance on one of the performance measures is exceeded. Once threshold performance is achieved, the Compensation Committee has the discretion to pay an award ranging from 0% up to a maximum of 200% of target. The estimated threshold, target and maximum awards listed in the table were computed based on participants' estimated average salary over the 2013-2015 performance period. This three year average salary was determined using their actual 2013 salary earned with their current salary used to estimate their 2014 and 2015 salaries. In the case of Ms. Short, her average salary over the 2011-2013 performance period and the 2012-2014 performance period was calculated consistently with this methodology.

(4)
Amounts represent the number of stock options granted under our 2011 Stock Incentive Plan. These stock options proportionately vest on February 6, 2014, February 6, 2015, February 6, 2016 and February 6, 2017. Unless the holder is retirement eligible, these stock options are subject to earlier termination upon certain events related to termination of employment. Unvested stock options will vest in full upon death or disability. Unvested stock options will also vest in full if, within two years of a change in control, an executive terminates employment for Good Reason or is terminated without Cause (i.e., "double-trigger" vesting), as these terms are defined in each executive's equity-award agreement. Stock options may also continue to vest following retirement, if the executive officer is retirement eligible, or over any severance period following termination of employment.

(5)
Amounts represent the number of RSUs granted under our 2011 Stock Incentive Plan. These RSUs proportionately vest on February 6, 2014, February 6, 2015, February 6, 2016 and February 6, 2017, other than for Mr. Hemsley as described in footnote 4 to the Outstanding Equity Awards at 2013 Fiscal Year-End table. The RSUs are eligible to receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. Unless the holder is retirement eligible, these RSUs are subject to earlier termination upon certain events related to termination of employment. Unvested RSUs will vest in full upon death or disability. Unvested RSUs will also vest in full if, within two years of a change in control, an executive terminates employment for Good Reason or is terminated without Cause (i.e., "double-trigger" vesting), as these terms are defined in each executive's equity-award agreement. RSUs may also continue to vest following retirement, if the executive officer is retirement eligible, or over any severance period following termination of employment.

(6)
Amounts represent the estimated future number of performance shares that may be earned under our 2011 Stock Incentive Plan at each of the threshold, target and maximum levels. The performance share award will be paid out in shares of Company common stock. The number of performance shares that the executive officer will receive will be determined at the conclusion of the 2013-2015 performance period and will be dependent upon the Company's achievement of a cumulative EPS measure and an average ROE measure approved by the Compensation Committee. The Compensation Committee has the discretion to reduce the number of performance shares an executive officer is entitled to receive. The estimated threshold award represents the number of performance shares that may be awarded if threshold performance is achieved on one of the performance measures. No dividend equivalents are paid on performance shares. The full target number of performance shares will immediately vest upon a change in control of the Company, as this term is defined in each executive's equity-award agreement. Upon retirement, if the executive officer is retirement eligible, the executive officer will vest in the full number of performance shares that are earned at the end of the performance period as if the executive officer had been continuously employed throughout the entire performance period, provided the executive officer had served for at least one year of the performance period. Upon death, disability or termination of employment for Good Reason or other than for Cause (as these terms are defined in the performance share award agreement), the executive officer will receive at the end of the applicable performance period, a pro-rata number of performance shares that are earned based on the number of full months employed plus, if applicable, the number of months for any severance period.

Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table presents information regarding outstanding equity awards held at the end of fiscal year 2013 by our named executive officers.

	Option/SAR Awards					Stock Awards
Name	Date of Option/ SAR Grant	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Option/ SAR Exercise/ Grant Price ($)	Option/ SAR Expiration Date(1)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)
Stephen J. Hemsley	2/6/2013	—	99,312(3)	57.3800	2/6/2023	2/6/2013	31,874(4)	2,400,112	—	—
	2/9/2010	85,527	28,509(3)	33.0000	2/9/2020	2/6/2013	—	—	65,354(5)	4,921,156
	2/23/2009	169,683	—	29.7400	2/23/2019	2/7/2012	46,214(6)	3,479,914	—	—
	1/31/2006	200,000	—	59.4200	1/31/2016	2/7/2012	—	—	67,269(5)	5,065,356
	5/2/2005	62,500	—	57.4183	5/2/2015	2/9/2011	28,941(7)	2,179,257	—	—
	5/2/2005	187,500	—	48.3550	5/2/2015	2/9/2010	11,363(8)	855,634	—	—
	2/3/2005	450,000	—	45.2800	2/3/2015
	2/3/2005	150,000	—	55.3583	2/3/2015

David S. Wichmann	2/6/2013	—	59,587(3)	57.3800	2/6/2023	2/6/2013	19,922(4)	1,500,127	—	—
	2/9/2010	57,018	19,006(3)	33.0000	2/9/2020	2/6/2013	—	—	39,213(5)	2,952,739
	2/23/2009	113,122	—	29.7400	2/23/2019	2/7/2012	29,710(6)	2,237,163	—	—
	6/5/2008	203,642	—	33.9400	6/5/2018	2/7/2012	—	—	43,245(5)	3,256,349
	5/28/2007	25,000	—	54.4100	5/28/2017	2/9/2011	18,605(7)	1,400,957	—	—
	5/28/2007	150,000	—	54.4100	5/28/2017	2/9/2011	62,016(9)	4,669,805	—	—
	5/2/2006	150,000	—	48.5800	5/2/2016	2/9/2010	7,576(8)	570,473	—	—
	10/31/2005	65,000	—	59.0000	10/31/2015
	5/2/2005	25,000	—	49.7886	5/2/2015
	5/2/2005	75,000	—	48.3550	5/2/2015

Gail K. Boudreaux	2/6/2013	—	59,587(3)	57.3800	2/6/2023	2/6/2013	19,922(4)	1,500,127	—	—
	2/9/2010	—	19,006(3)	33.0000	2/9/2020	2/6/2013	—	—	39,213(5)	2,952,739
						2/7/2012	29,710(6)	2,237,163	—	—
						2/7/2012	—	—	43,245(5)	3,256,349
						2/9/2011	18,605(7)	1,400,957	—	—
						2/9/2011	62,016(9)	4,669,805	—	—
						2/9/2010	7,576(8)	570,473	—	—

Larry C. Renfro	2/6/2013	—	59,587(3)	57.3800	2/6/2023	2/6/2013	19,922(4)	1,500,127	—	—
	2/9/2010	57,018	19,006(3)	33.0000	2/9/2020	2/6/2013	—	—	39,213(5)	2,952,739
	2/3/2009	92,800	—	29.7400	2/3/2019	2/7/2012	29,710(6)	2,237,163	—	—
						2/7/2012	—	—	43,245(5)	3,256,349
						2/9/2011	18,605(7)	1,400,957	—	—
						2/9/2011	62,016(9)	4,669,805	—	—
						2/9/2010	7,576(8)	570,473	—	—

Marianne D. Short	2/6/2013	—	52,967(3)	57.3800	2/6/2023	2/6/2013	35,416(4)	2,666,825	—	—
						2/6/2013	—	—	17,428(5)	1,312,328

(1)
The expiration date shown is the latest date that stock options/SARs may be exercised. Stock options/SARs may terminate earlier in certain circumstances, such as in connection with the named executive officer's termination of employment.

(2)
Based on the per share closing market price of our common stock on December 31, 2013 of $75.30.

(3)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date.

(4)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer's award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable FICA taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Mr. Hemsley is retirement eligible. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share. For more information on RSUs cancelled in 2013, please see the 2013 Option Exercises and Stock Vested table.

(5)
Vest 100% at the end of the three-year performance period. The number of performance shares that the executive officer will receive is dependent upon the achievement of a cumulative EPS measure and an average ROE measure approved by the Compensation Committee. The number of performance shares reported above for grants made in 2013 and 2012 is at the target number established by the Compensation Committee because we currently believe that is the probable outcome of the performance conditions based on the Company's performance through December 31, 2013.

(6)
Vest 33 1/3% on December 28, 2012, February 7, 2014 and February 7, 2015, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer's award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable FICA taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Mr. Hemsley was retirement eligible on the grant date. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share.

(7)
Vest 33 1/3% on February 9, 2012, December 28, 2012 and February 9, 2014, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer's award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable FICA taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Mr. Hemsley was retirement eligible on the grant date. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share.

(8)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer's award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable FICA taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Mr. Hemsley was retirement eligible on the grant date.

(9)
Vest 100% on the fourth anniversary of the grant date. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share.

2013 Option Exercises and Stock Vested

        The following table presents information regarding the exercise of stock options during fiscal year 2013 by our named executive officers and vesting of restricted stock awards held by our named executive officers for fiscal year 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen J. Hemsley	600,000	9,480,000(2)	193,505	14,085,816(3)

David S. Wichmann	—	—	124,157	9,028,207(4)

Gail K. Boudreaux	66,292	1,515,482(5)	124,157	9,028,207(6)

Larry C. Renfro	—	—	141,192	9,978,249(7)

Marianne D. Short	—	—	—	—

(1)
Computed by determining the market value per share of the shares acquired based on the difference between: (a) the per share market value of our common stock at exercise, defined as the closing price on the date of exercise, or the weighted average selling price if same-day sales occurred, and (b) the exercise price of the stock options.

(2)
Mr. Hemsley's value was computed as described in footnote 1 above and was based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Stock Splits Since Date of Award	Market Price at Exercise	Exercise Price
2/11/2004	12/2/2013	600,000	2:1	$74.16	$58.36

(3)
Reflects the vesting of a portion of the RSUs granted to Mr. Hemsley. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/23/2009	2/3/2013	14,423	$55.77	$804,371
2/9/2010	2/9/2013	11,364	$57.74	$656,157

  Also reflects the performance shares earned for the 2011-2013 performance period that ended on December 31, 2013 because performance targets were met. The value shown as realized on December 31, 2013 is based on the number of shares earned for the 2011-2013 performance period using the per share closing market price of our common stock on December 31, 2013, although shares were not issued until Compensation Committee certification of results on February 12, 2014:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at end of Performance Period	Value Realized on Vesting
2/9/2011	12/31/2013	166,390	$75.30	$12,529,167

  Also reflects the cancellation on December 18, 2013 of 1,328 RSUs granted on February 6, 2013 with a value of $96,121 for the payment of FICA tax liability. The value realized was computed based on a closing stock price of $72.38 on December 18, 2013.

(4)
Reflects the vesting of a portion of the RSUs granted to Mr. Wichmann. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/23/2009	2/3/2013	9,615	$55.77	$536,229
2/9/2010	2/9/2013	7,576	$57.74	$437,438

  Also reflects the performance shares earned for the 2011-2013 performance period that ended on December 31, 2013 because performance targets were met. The value shown as realized on December 31, 2013 is based on the number of shares earned for the 2011-2013 performance period using the per share closing market price of our common stock on December 31, 2013, although shares were not issued until Compensation Committee certification of results on February 12, 2014:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at end of Performance Period	Value Realized on Vesting
2/9/2011	12/31/2013	106,966	$75.30	$8,054,540
(5)
Ms. Boudreaux's value was computed as described in footnote 1 above and was based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Stock Splits Since Date of Award	Market Price at Exercise	Exercise Price
2/23/2009	2/25/2013	28,280	—	$54.47	$29.74
2/9/2010	2/25/2013	38,012	—	$54.47	$33.00
(6)
Reflects the vesting of a portion of the RSUs granted to Ms. Boudreaux. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/23/2009	2/3/2013	9,615	$55.77	$536,229
2/9/2010	2/9/2013	7,576	$57.74	$437,438

  Also reflects the performance shares earned for the 2011-2013 performance period that ended on December 31, 2013 because performance targets were met. The value shown as realized on December 31, 2013 is based on the number of shares earned for the 2011-2013 performance period using the per share closing market price of our common stock on December 31, 2013, although shares were not issued until Compensation Committee certification of results on February 12, 2014:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at end of Performance Period	Value Realized on Vesting
2/9/2011	12/31/2013	106,966	$75.30	$8,054,540
(7)
Reflects the vesting of a portion of the RSUs granted to Mr. Renfro. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/3/2009	2/3/2013	26,650	$55.77	$1,486,271
2/9/2010	2/9/2013	7,576	$57.74	$ 437,438

  Also reflects the performance shares earned for the 2011-2013 performance period that ended on December 31, 2013 because performance targets were met. The value shown as realized on December 31, 2013 is based on the number of shares earned for the 2011-2013 performance period using the per share closing market price of our common stock on December 31, 2013, although shares were not issued until Compensation Committee certification of results on February 12, 2014:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at end of Performance Period	Value Realized on Vesting
2/9/2011	12/31/2013	106,966	$75.30	$8,054,540

2013 Pension Benefits

        The following table presents information regarding the present value of accumulated benefits payable under our non-qualified defined-benefit pension plans covering our named executive officers for fiscal year 2013.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephen J. Hemsley	Individual Agreement for Supplemental Executive Retirement Pay	—(1)	10,703,229(1)	—

David S. Wichmann	N/A	—	—	—

Gail K. Boudreaux	N/A	—	—	—

Larry C. Renfro	N/A	—	—	—

Marianne D. Short	N/A	—	—	—

(1)
Upon termination of Mr. Hemsley's employment for any reason, a lump-sum benefit of $10,703,229 will be paid six months and one day after his termination. In the event of Mr. Hemsley's death prior to payment of his entire supplemental retirement benefit, his surviving spouse will receive any unpaid benefit. The dollar amount of this lump sum benefit was frozen in 2006 and will not vary, regardless of Mr. Hemsley's age, years of service or average compensation at the time of his actual termination.

2013 Non-Qualified Deferred Compensation

        The following table presents information as of the end of 2013 regarding the non-qualified deferred compensation arrangements for our named executive officers for fiscal year 2013.

Name (a)	Executive Contributions in Last FY ($)(1)(2) (b)	Registrant Contributions in Last FY ($)(1)(3) (c)	Aggregate Earnings in Last FY ($)(4) (d)	Aggregate Withdrawals/ Distributions ($)(5) (e)	Aggregate Balance at Last FYE ($)(1) (f)
Stephen J. Hemsley	318,000	159,000	10,344	—	9,194,697

David S. Wichmann	188,573	94,287	835,240	—	3,536,330

Gail K. Boudreaux	287,502	94,287	183,692	—	1,725,857

Larry C. Renfro	53,573	26,787	23,045	—	336,316

Marianne D. Short	39,808	19,904	1,444	—	61,156

(1)
All amounts in columns (b) and (c) have been reported as compensation. In addition to the amounts shown in columns (b) and (c), column (f) includes the following amounts reported in the summary compensation table for prior years:

Name	Amount Previously Reported
Stephen J. Hemsley	$6,644,476
David S. Wichmann	$1,268,502
Gail K. Boudreaux	$ 918,923
Larry C. Renfro	$ 212,677
Marianne D. Short	$ —
(2)
Named executive officers are eligible to participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. Under the plan, employees may generally defer up to 80% of their eligible annual base salary (100% prior to January 1, 2007) and up to 100% of their annual and long-term cash incentive awards. Amounts deferred, including Company credits, are credited to a bookkeeping account maintained for each participant, and are distributable pursuant to an election made by the participant as to time and form of payment that is made prior to the time of deferral. The Company maintains a Rabbi Trust for the plan. The Company's practice is to set aside amounts in the Rabbi Trust to be used to pay for all benefits under the plan, but the Company is under no obligation to do so except in the event of a change in control.

(3)
For the first 6% of the employee's base salary and annual incentive award deferrals under our Executive Savings Plan, the Company provides a matching credit of up to 50% of amounts deferred at the time of each deferral. This matching credit does not apply to deferrals of long-term cash incentive awards, or other special incentive awards.

(4)
Amounts deferred are credited with earnings from measuring investments selected by the employee from a collection of unaffiliated mutual funds identified by the Company. The Executive Savings Plan does not credit above-market earnings or preferential earnings to amounts deferred. The returns on the mutual funds available to employees during 2013 ranged from -8.83% to 40.55%, with a median return of 15.54% for the year ended December 31, 2013. Employees may change their selection of measuring investments on a daily basis.

(5)
Under our Executive Savings Plan, unless an employee in the plan elects to receive distributions during the term of his or her employment with the Company, benefits will be paid no earlier than at the beginning of the year following the employee's termination. However, upon a showing of severe financial hardship, an employee may be allowed to access funds in his or her deferred compensation account earlier. Benefits can be received either as a lump sum payment, in five or ten annual installments, in pre-selected amounts and on pre-selected dates, or a combination thereof. An employee may change his or her election with respect to the timing and form of distribution for such deferrals under certain conditions. However, for deferrals relating to services performed on or after January 1, 2004, employees may not accelerate the timing of the distributions.

 Executive Employment Agreements

        We have entered into an employment agreement with each of the named executive officers.

Stephen J. Hemsley

        On November 7, 2006, the Board of Directors entered into an employment agreement with Mr. Hemsley to serve as President and CEO. On December 14, 2010, the employment agreement was amended to extend the employment period to December 1, 2014. The employment agreement will extend automatically for additional one-year periods after December 1, 2014 unless sooner terminated in accordance with the terms of the employment agreement. During the period of his employment, the Board of Directors will nominate Mr. Hemsley for election to the Board of Directors by the shareholders of the Company.

        Under the employment agreement, Mr. Hemsley receives a base salary of $1,300,000, with any increases at the sole discretion of the Compensation Committee and ultimately the independent members of the Board of Directors. The employment agreement does not set any minimum or target level for any bonus or other incentive compensation. All bonus and incentive compensation awards are solely at the discretion of the Compensation Committee. Mr. Hemsley is eligible to participate in the Company's generally available employee benefit programs.

        Upon termination of Mr. Hemsley's employment for any reason, he is entitled to a previously accrued and vested lump sum supplemental retirement benefit of $10,703,229 to be paid six months and one day after his termination.

        If Mr. Hemsley's employment is terminated by the Company without Cause, other than upon expiration of the term of the employment agreement, or by Mr. Hemsley for Good Reason, the Company will pay Mr. Hemsley a lump sum in an amount equal to his annual base salary for the longer of the remainder of the term under the employment agreement or 12 months.

        If Mr. Hemsley's employment is terminated because of his death or permanent disability, the Company will pay him or his beneficiaries a lump sum in an amount equal to two years' total compensation of base salary plus the average bonus for the last two calendar years, excluding any special or one-time bonus or incentive compensation payments.

        If Mr. Hemsley's employment is terminated by the Company for Cause, by Mr. Hemsley without Good Reason or because of his retirement or upon expiration of the term of the employment agreement, he will not be entitled to any further compensation from the Company other than earned but unpaid salary and benefits.

        As defined in the employment agreement, "Cause" generally means willful and continued failure to perform his duties after written notice and a failure to remedy the deficiency, a violation of the Company's Code of Conduct that is materially detrimental to the Company and is not remedied after written notice, engaging in fraud, material dishonesty or gross misconduct in connection with the Company's business, conviction of a felony or willful and material breach of the employment agreement that is not remedied after written notice. As defined in the employment agreement, "Good Reason" generally means an assignment of duties inconsistent with his position or duties or other diminution of duties, a relocation of primary work location by more than 25 miles, failure by the Board of Directors to elect Mr. Hemsley as CEO, failure by the Board of Directors to nominate Mr. Hemsley to serve on the Board of Directors, the Company's failure to pay or provide Mr. Hemsley's base salary, incentive compensation or other benefits, or any other material breach of Mr. Hemsley's employment agreement that is not remedied.

        Pursuant to the employment agreement, Mr. Hemsley is subject to provisions prohibiting his solicitation of the Company's employees and customers or competing with the Company during the term of the employment agreement and the longer of two years following termination or the period that severance payments are made to him under the employment agreement. In addition, he is prohibited at all times from disclosing confidential information related to the Company.

David S. Wichmann, Gail K. Boudreaux, Larry C. Renfro and Marianne D. Short

        Mr. Wichmann entered into an employment agreement with the Company that was effective December 1, 2006 and was amended and restated most recently on December 31, 2008. Ms. Boudreaux entered into an employment agreement with the Company that was effective April 8, 2008, and was amended and restated most recently on August 8, 2011. Mr. Renfro entered into an employment agreement with the Company that was effective January 29, 2009 and was amended and restated most recently on March 26, 2012. Ms. Short entered into an employment agreement with the Company that was effective January 1, 2013.

        Under their respective employment agreements, Messrs. Wichmann and Renfro and Mses. Boudreaux and Short report to the President and CEO of the Company and receive base salaries with any adjustments at the discretion of the Compensation Committee. These executive officers are eligible to participate in the Company's incentive compensation plans. The target and maximum amount of any actual bonus payable to each executive officer is in the discretion of the Compensation Committee. These executive officers also are eligible to receive stock-based awards in the discretion of the Compensation Committee and to participate in the Company's generally available employee benefit programs. During the term of their respective employment, in addition to the Company's generally available benefits, the Company will provide each executive officer, at the Company's expense, a $2 million face value term life insurance policy. In addition, the executive officers also participate in a long-term disability policy, at the Company's expense, which provides an annual benefit that covers 60% of eligible base salary in the event of a qualifying long-term disability, subject to the terms of the policy.

        The employment agreements for Mses. Boudreaux and Short and Mr. Renfro also contain provisions for equity awards and bonuses in connection with commencement of employment. In addition, the employment agreement for Mr. Renfro states that for purposes of determining his eligibility for retirement, he will receive two years of service credit for each year he remains employed with the Company after age 59, clarifies that he will be deemed eligible for retirement if, prior to otherwise becoming eligible for retirement, his employment is terminated by the Company without Cause or he resigns for Good Reason, and amends his outstanding and future equity awards to reflect these provisions.

        Each employment agreement and each executive officer's employment may be terminated (a) at any time by mutual agreement or, with prior written notice, by the Company with or without Cause, (b) at any time by the executive officer with or without Good Reason and (c) upon the executive officer's death or disability that renders him or her incapable of performing the essential functions of his or her job, with or without reasonable accommodation. If an executive officer's employment is terminated by the Company without Cause or by the executive officer for Good Reason, the Company will provide the executive officer with outplacement services consistent with those provided to similarly situated executives and pay the executive officer severance compensation equal to the sum of (a) 200% of his or her annualized base salary as of his or her termination date, (b) 200% of the average of his or her last two calendar year bonuses, excluding any equity awards and any special or one-time bonus or incentive compensation payments, and (c) $12,000 to offset the costs of benefit continuation coverage. The severance compensation will be payable over a 24-month period for Mr. Wichmann and Mses. Boudreaux and Short and will be payable over a 12-month period for Mr. Renfro.

        For purposes of each applicable employment agreement, "Cause" generally means (a) material failure to follow the Company's reasonable direction or to perform any duties reasonably required on material matters, (b) a material violation of, or failure to act upon or report known or suspected violations of, the Company's Code of Conduct, (c) conviction of a felony, commission of any criminal, fraudulent or dishonest act or any conduct that is materially detrimental to the interests of the Company, or (d) material breach of the employment agreement. The employment agreement provides that the Company will, within 120 days of the discovery of the conduct constituting Cause, give the executive officer written notice specifying in reasonable detail the conduct constituting

Cause and the executive officer will have 60 days to remedy the conduct, if the conduct is reasonably capable of being remedied. In any instance where the Company may have grounds for Cause, failure by the Company to provide written notice of the grounds for Cause within 120 days of discovery will be a waiver of its right to assert the subject conduct as a basis for termination for Cause.

        For purposes of each applicable employment agreement, "Good Reason" will generally exist if the Company (a) reduces the executive officer's base salary or long- or short-term target bonus percentage other than in connection with a general reduction affecting a group of similarly situated employees, (b) moves the executive officer's primary work location more than 50 miles, (c) makes changes that substantially diminish the executive officer's duties or responsibilities, or (d) changes the executive officer's reporting relationship away from the President and CEO of the Company (except that "Good Reason" will also exist for Mr. Renfro if the Company makes a change so that he no longer holds the position of CEO of Optum, Inc. or another equivalent position). The employment agreement provides that the executive officer must give the Company written notice specifying in reasonable detail the circumstances constituting Good Reason within 120 days of becoming aware of the circumstances, or those circumstances will not constitute Good Reason. If the circumstances constituting Good Reason are reasonably capable of being remedied, the Company will have 60 days to remedy the circumstances.

        Pursuant to their respective employment agreements, each executive officer is subject to provisions prohibiting his or her solicitation of the Company's employees or competing with the Company during the term of the employment agreement and two years following termination for any reason. In addition, each executive officer is prohibited at all times from disclosing confidential information related to the Company.

Potential Payments Upon Termination or Change in Control

        The following table describes the potential payments to named executive officers upon termination of employment or a change in control of the Company as of December 31, 2013. Amounts are calculated based on the benefits available to the named executive officers under existing plans and arrangements, including each of their employment agreements described under "Executive Employment Agreements."

	For Good Reason or Not For Cause ($)	Death ($)	Disability ($)	Retirement ($)	Change In Control ($)
Stephen J. Hemsley
Cash Payments	1,300,000	10,240,000	10,240,000	—	—
Annual Cash Incentive(1)	—	4,550,000	4,550,000	4,550,000	—
Long-Term Cash Incentive(2)	—	1,300,000	1,300,000	1,300,000	1,300,000
SERP	10,703,229	10,703,229	10,703,229	10,703,229	10,703,229
Insurance Benefits	—	—	420,000	—	—
Acceleration of Equity(3)	21,887,040	16,917,842	16,917,842	21,887,040	21,887,040

Total(4)	33,890,269	43,711,071	44,131,071	38,440,269	33,890,269

David S. Wichmann
Cash Payments	6,112,000	—	—	—	—
Annual Cash Incentive(1)	—	2,700,000	2,700,000	2,700,000	—
Long-Term Cash Incentive(2)	—	886,517	886,517	886,517	886,517
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity(3)	17,175,366	15,405,379	15,405,379	—	18,459,321

Total(4)	23,287,366	20,991,896	19,411,896	3,586,517	19,345,838

Gail K. Boudreaux
Cash Payments	6,112,000	—	—	—	—
Annual Cash Incentive(1)	—	2,700,000	2,700,000	2,700,000	—
Long-Term Cash Incentive(2)	—	886,517	886,517	886,517	886,517
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity(3)	17,175,366	15,405,379	15,405,379	—	18,459,321

Total(4)	23,287,366	20,991,896	19,411,896	3,586,517	19,345,838

Larry C. Renfro
Cash Payments	6,116,614	—	—	—	—
Annual Cash Incentive(1)	—	2,700,000	2,700,000	2,700,000	—
Long-Term Cash Incentive(2)	—	886,517	886,517	886,517	886,517
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity(3)	18,459,321	15,405,379	15,405,379	—	18,459,321

Total(4)	24,575,935	20,991,896	19,411,896	3,586,517	19,345,838

Marianne D. Short
Cash Payments	3,012,000	—	—	—	—
Annual Cash Incentive(1)	—	1,500,000	1,500,000	1,500,000	—
Long-Term Cash Incentive(2)	—	573,717	573,717	573,717	573,717
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity(3)	3,120,335	4,053,489	4,053,489	—	4,928,324

Total(4)	6,132,335	8,127,206	6,547,206	2,073,717	5,502,041

(1)
Represents the maximum amount the Compensation Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer's estate, if applicable) based upon a pro-rated portion of the award that the executive officer would have received but for the death, disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in footnote 2 to the 2013 Grants of Plan-Based Awards table. For the purposes of this table, the potential amounts have not been pro-rated because the table assumes a death, disability or retirement on December 31, 2013.

(2)
With respect to "Death," "Disability" and "Retirement," represents the maximum amount the Compensation Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer's estate, if applicable) based upon the portion of the incentive periods the executive officer served prior to death, disability or retirement and measurement of Company and executive performance based on performance through the end of the fiscal year of the Company which ends closest to the executive officer's date of death, disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in footnote 3 to the 2013 Grants of Plan-Based Awards table. With respect to "Change in Control," represents the amount payable by the Company or its successor to each executive officer (or to be credited to the named executive officer's account in the Company's Executive Savings Plan if a timely deferral election is in effect), which is a pro-rated portion of the maximum long-term cash incentive award for which the executive officer is eligible for the 2012-2014 and 2013-2015 performance periods.

(3)
Represents the (i) unvested RSUs multiplied by the closing stock price on December 31, 2013 ($75.30), (ii) intrinsic value of the unvested stock options and SARs which is calculated based on the difference between the closing price of our stock on December 31, 2013 ($75.30), and the exercise or grant price of the unvested stock options and SARs as of that date, and (iii) the number of performance shares earned if target performance is achieved multiplied by the closing stock price on December 31, 2013 ($75.30). If maximum performance is achieved for the performance shares, the amounts for Acceleration of Equity would be (a) for "For Good Reason or Not for Cause," $31,873,552 for Mr. Hemsley; $23,384,453 each for Mr. Wichmann and Ms. Boudreaux; $24,668,408 for Mr. Renfro; and $4,432,664 for Ms. Short; (b) for "Death" and "Disability," $21,935,157 for Mr. Hemsley; $18,560,524 each for Messrs. Wichmann and Renfro and Ms. Boudreaux; and $4,490,982 for Ms. Short; (c) for "Retirement," $31,873,552 for Mr. Hemsley; and (d) for "Change in Control," $31,873,552 for Mr. Hemsley; $24,668,408 each for Messrs. Wichmann and Renfro and Ms. Boudreaux; and $6,240,653 for Ms. Short.

For "For Good Reason or Not for Cause," the amount includes the value of unvested equity awards held by the named executive officer that will not immediately vest upon termination but will continue to vest through any applicable severance. For "Retirement," the amount includes the value of certain unvested equity awards granted in 2010 and 2013 that will continue to vest and be exercisable for a period of five years (but not after the award's expiration date). The value of the awards that will not immediately vest is based on their intrinsic values on December 31, 2013. However, because these awards would continue to vest after termination of employment or retirement, the actual value the named executive officer would receive is not determinable. At December 31, 2013, Mr. Hemsley had met the retirement eligibility provisions. Mr. Renfro's employment agreement as revised in 2012 provides that he will be deemed retirement eligible if he terminates employment for Good Reason or his employment is terminated by the Company without Cause.

(4)
Does not include value of benefits, plans or arrangements that would be paid or available following termination of employment that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees or accrued balances under any non-qualified deferred compensation plan that is described above.

PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

        The Board of Directors recognizes the significant interest of shareholders in executive compensation matters. We are seeking shareholders' views on our executive compensation philosophy and practices through an advisory vote on the following resolution at the Annual Meeting:

  "Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures."

The Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures appear on pages 17-45 of this proxy statement.

        As discussed in the Compensation Discussion and Analysis, the Board of Directors believes that our executive compensation program attracts and retains highly qualified executives while linking executive compensation directly to Company-wide performance. In deciding how to vote on this proposal, the Board of Directors asks you to consider the following key points with regard to our executive compensation program:

  •
  We achieved strong performance in 2013 despite challenging business conditions.

  •
  Revenues increased 11% to $122.5 billion from $110.6 billion in 2012;

  •
  Net earnings increased 2% to $5.6 billion from $5.5 billion in 2012 and were supported by cash flows from operations of $7.0 billion;

  •
  Earnings per share increased 4% to $5.50 per share from $5.28 per share in 2012;

    •
    Total shareholder return was 41% in 2013 and 115% over the 2011-2013 time period;

    •
    Our annual dividend rate increased to $1.12 per share, paid quarterly, representing a 32% increase over the annual dividend rate of $0.85 per share paid quarterly since the second quarter of 2012;

    •
    UnitedHealth Group was the top ranking company in the insurance and managed care sector on Fortune's 2014 "World's Most Admired Companies" list, based on 2013 results. This is the fourth straight year UnitedHealth Group ranked No. 1 overall in its sector and the fifth year in a row the Company has been rated No. 1 in its sector for innovation; and

    •
    UnitedHealth Group was listed in the Dow Jones Sustainability World Index and Dow Jones North America Index for the 15th straight year.

  •
  We pay for performance.  A substantial portion of the total compensation of our executive officers is composed of annual and long-term incentive payments that require achievement of financial and non-financial outcomes that impact shareholder value.

  •
  We reward long-term growth and sustained profitability.  Compensation of our named executive officers is weighted heavily toward equity and long-term cash awards. In 2013, long-term (cash and equity) compensation represented approximately 70% of the total mix of compensation granted to named executive officers.

  •
  We do not provide excise tax gross-ups or executive-only perquisites.  We do not provide excise tax gross-ups or executive-only perquisites such as company cars, security systems, financial planning or vacation homes to our named executive officers.

  •
  We use tally sheets when approving compensation.  The Compensation Committee reviews tally sheet information for each of our named executive officers to more effectively analyze the amount of compensation each executive officer has accumulated to date and to fully understand the amount the executive officer could accumulate in the future.

  •
  Our pay practices align with sound risk management.

  •
  Our annual cash bonus program includes a variety of financial and non-financial measures that require substantial performance on a broad range of initiatives;

  •
  Our equity awards in 2013 included a mix of stock options, RSUs and performance shares to encourage sustained performance over time;

  •
  We have stock ownership guidelines for our executive officers that require our CEO to own stock with a value of eight times base salary, our executive officers who are direct reports of the CEO to own stock with a value of three times base salary and our other executive officers who are not direct reports of the CEO to own stock with a value of two times base salary. Our CEO, Mr. Hemsley, directly owned stock with a value of 174 times his base salary as of April 4, 2014;

  •
  We require our executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award granted after October 2009;

  •
  We prohibit all directors and employees from engaging in short sales and hedging transactions relating to our common stock and require advance approval of the Compensation Committee of any pledging of common stock by directors, executive officers and other members of management; and

  •
  We have a clawback policy that deters misconduct or fraudulent behavior by recouping the entire bonus paid, not just the amount that would not have been earned.

  •
  We use an independent compensation consultant.  Our compensation consultant reports directly to the Compensation Committee and does not perform any work for management.

        This advisory proposal, commonly referred to as a "say-on-pay" proposal, is not binding on the Board of Directors. Although the voting results are not binding, the Board and the Compensation Committee will review and consider them when evaluating our executive compensation program. Our shareholders expressed strong support for our executive compensation program in the say-on-pay votes at our 2011, 2012 and 2013 Annual Meetings of Shareholders. The next say-on-pay advisory vote will occur at our 2015 Annual Meeting of Shareholders.

        In addition to our annual advisory vote to approve the Company's executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

        For these reasons, the Board of Directors recommends that you vote FOR approval of the compensation of the named executive officers, as disclosed in this proxy statement. Executed proxies will be voted FOR approval of the compensation of the named executive officers unless you specify otherwise.

 DIRECTOR COMPENSATION

        Our director compensation and benefit program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our shareholders. Director compensation reflects our desire to attract, retain and use the expertise of highly qualified people serving on the Company's Board of Directors. The Compensation Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors. In August 2013, the Compensation Committee, with the advice of its independent compensation consultant, undertook an annual review of the structure and philosophy of the director compensation program. This review analyzed the structure and the overall level and mix of compensation delivered by the Company's director compensation program as compared to the Company's general industry peer group and also the four large managed health care companies. Following this review, the Compensation Committee recommended, and the Board approved, increases effective as of October 1, 2013 to the annual cash retainers paid to the chairs of the Audit, Nominating and Public Policy Committees. The Compensation Committee's recommendations, and the Board's subsequent approval, were made after considering the results of the market practices review, the complexity of the Company's structure and operations, and the time and effort required to discharge the Committee Chairs' duties.

        The following table highlights the material elements of our director compensation program:

Compensation Element	Compensation	&zwsp; Value
Annual Cash Retainer	$125,000

Annual Audit Committee Chair Cash Retainer	$ 25,000	*

Annual Compensation Committee Chair Cash Retainer	$ 15,000

Annual Nominating Committee Chair Cash Retainer	$ 15,000	**

Annual Public Policy Committee Chair Cash Retainer	$ 15,000	**

Annual Board Chair Cash Retainer	$300,000

Annual Equity Award	$150,000 aggregate fair value of deferred stock units

Initial Equity Award to New Directors	6,250 deferred stock units

Equity Conversion Program	Cash compensation converted into deferred stock units at the director's election

*
Prior to October 1, 2013, cash retainer was $15,000

**
Prior to October 1, 2013, cash retainer was $10,000

Cash Compensation

        Director cash compensation is payable on a quarterly basis in arrears and prorated if the director did not serve the entire quarter. Directors may elect to convert cash compensation into equity or defer receipt of the cash compensation to a later date.

 Equity-Based Compensation

        Non-employee directors receive grants of deferred stock units under the 2011 Stock Incentive Plan. To continue to align the interests of directors with the long-term interests of our shareholders, each director is required to retain all deferred stock units granted until completion of his or her service on the Board of Directors. Upon completion of service, the deferred stock units convert to an equal number of shares of the Company's common stock. A director may defer receipt of the shares for up to ten years after completion of service.

Initial Equity Award

        A new non-employee director receives an initial one-time grant of 6,250 deferred stock units on the date of the director's appointment to the Board of Directors. The new director award vests at a rate of 25% per year for four years, subject to continued service on the Board of Directors on the vesting date. Each director is required to retain the deferred stock units until completion of his or her service on the Board of Directors.

Annual Equity Award

        Non-employee directors also receive an annual grant of deferred stock units having an annual aggregate fair value of $150,000. This grant is in consideration of general service and responsibilities and required meeting preparation. The grants are issued quarterly in arrears on the first business day following the end of each fiscal quarter and prorated if the director did not serve the entire quarter. The number of deferred stock units granted is determined by dividing $37,500 (the quarterly value of the annual equity award) by the closing stock price on the grant date, rounded up to the nearest share. These awards are vested immediately upon grant and must be held until the director's completion of his or her service on the Board of Directors.

Deferred Stock Unit Dividends

        The Company pays dividend equivalents in the form of additional deferred stock units on all outstanding deferred stock units. Dividend equivalents are paid at the same rate and at the same time that dividends are paid to Company shareholders. The dividend equivalents are subject to the same vesting conditions as the underlying grant and must be held until the director's completion of his or her service on the Board of Directors.

Stock Ownership Guidelines

        Under our stock ownership guidelines, we require non-employee directors to achieve ownership of shares of the Company's common stock (excluding stock options, but including vested deferred stock units and vested restricted stock units) having a fair market value equal to five times the directors' annual base cash retainer. Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board of Directors, other than directors serving when we last revised the guidelines in August 2010, who must comply with the new stock ownership guidelines by August 2015. All of our non-employee directors have met the stock ownership requirement.

Other Compensation

        We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director. We also provide health care coverage to directors but only if the director is not eligible for coverage under another group health care benefit program. Health care coverage is provided generally on the same terms and conditions as current employees. Upon retirement from the Board of Directors, current directors may continue to obtain health care coverage under benefit continuation coverage, and after the lapse of such coverage, under the Company's post-employment medical plan for up to a total of 96 months if they are otherwise eligible.

        The Company maintains a program through which it will match up to $15,000 of charitable donations made by each director for each calendar year. The directors do not receive any financial benefit from this program because the charitable income tax deductions accrue solely to the Company. Donations under the program may not be made to family trusts, partnerships or similar organizations.

        Our corporate aircraft use policy prohibits personal use of corporate aircraft by any director. Because there is essentially no incremental cost to the Company, however, the policy does permit a director's family member to accompany the director on a business flight on Company aircraft provided a seat is available.

 Equity Conversion Program

        Directors may elect to convert any or all director cash compensation earned into deferred stock units, which must be held until completion of his or her service on the Board. The conversion grants are made on the day the eligible cash compensation becomes payable to the director and immediately vest upon grant. If a director elects to convert his or her cash compensation into deferred stock units, he or she receives the number of deferred stock units equal to the cash compensation foregone, divided by the closing price of our common stock on the date of grant, rounded up to the nearest share.

Cash Deferral Plan

        Under our Directors' Compensation Deferral Plan ("Director Deferral Plan"), non-employee directors may elect annually to defer receipt of all or a percentage of their cash compensation. Amounts deferred are credited to a bookkeeping account maintained for each director participant that uses a collection of unaffiliated mutual funds as measuring investments. Subject to certain additional rules set forth in the Director Deferral Plan, a participating director may elect to receive the distribution in one of the following ways:

  •
  an immediate lump sum upon the completion of his or her service on the Board of Directors;

  •
  a series of five or ten annual installments following the completion of his or her service on the Board of Directors;

  •
  a delayed lump sum following either the fifth or tenth anniversary of the completion of his or her service on the Board of Directors; or

  •
  pre-selected amounts to be distributed on pre-selected dates while the director remains a member of the Board of Directors.

2013 Director Compensation Table

        The following table provides summary information for the year ended December 31, 2013 relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2013. Mr. Hemsley and Dr. Bueno are employee directors and do not receive additional compensation for serving as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
William C. Ballard, Jr.	125,000	150,093	—	—	17,500	292,593

Richard T. Burke	425,000	150,093	—	—	26,423	601,516

Robert J. Darretta	125,000	150,120	—	—	2,500	277,620

Michele J. Hooper	135,000	150,093	—	—	17,808	302,901

Rodger A. Lawson	129,822	150,093	—	—	23,686	303,601

Douglas W. Leatherdale	135,179	150,093	—	—	17,500	302,772

Glenn M. Renwick	140,000	150,099	—	—	17,500	307,599

Kenneth I. Shine, M.D.	125,000	150,093	—	—	17,500	292,593

Gail R. Wilensky, Ph.D.	135,000	150,093	—	—	17,500	302,593

(1)
Mr. Darretta and Mr. Renwick elected to convert 2013 cash compensation into 2,010 and 2,251 deferred stock units, respectively. Mr. Leatherdale elected to defer all 2013 cash compensation under the Director Deferral Plan.

(2)
The amounts reported reflect the aggregate grant date fair value of the stock awards granted in 2013 computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The amounts reported include for each director the aggregate grant date fair value of the annual equity award of deferred stock units granted in quarterly installments. The amounts reflect the value of fractional shares issued with the quarterly installments as we round grants of deferred stock units up to the nearest whole share. For Messrs. Darretta and Renwick, we combined the cash compensation they elected to convert into deferred stock units on a quarterly basis and the value of the quarterly deferred stock unit grant prior to determining the number of deferred stock units to be granted each quarter.

The aggregate grant date fair values of the stock awards granted in 2013 (including, for Messrs. Darretta and Renwick, the deferred stock units issued in lieu of cash compensation) computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date, are as follows:

Name	January 2, 2013 ($)	April 1, 2013 ($)	July 1, 2013 ($)	October 1, 2013 ($)
William C. Ballard, Jr.	37,524	37,505	37,540	37,524
Richard T. Burke	37,524	37,505	37,540	37,524
Robert J. Darretta*	68,775	68,759	68,780	68,806
Michele J. Hooper	37,524	37,505	37,540	37,524
Rodger A. Lawson	37,524	37,505	37,540	37,524
Douglas W. Leatherdale	37,524	37,505	37,540	37,524
Glenn M. Renwick*	72,538	72,533	72,521	72,507
Kenneth I. Shine, M.D.	37,524	37,505	37,540	37,524
Gail R. Wilensky, Ph.D.	37,524	37,505	37,540	37,524

*
Includes the value of deferred stock units issued upon conversion of annual cash retainer as described in footnote 1 above of
$125,000 for Mr. Darretta and $140,000 for Mr. Renwick.

  As of December 31, 2013, our non-employee directors held outstanding deferred stock unit awards as follows:

Name	Deferred Stock Units
William C. Ballard, Jr.	15,339
Richard T. Burke	15,339
Robert J. Darretta	28,852
Michele J. Hooper	21,589
Rodger A. Lawson	13,865
Douglas W. Leatherdale	15,339
Glenn M. Renwick	29,164
Kenneth I. Shine, M.D.	23,582
Gail R. Wilensky, Ph.D.	15,339
(3)
The Company did not grant stock option awards to directors in 2013. As of December 31, 2013, our non-employee directors held outstanding (and unexercised) stock option awards as follows: Mr. Ballard — 153,000 stock options; Mr. Burke — 175,200 stock options; Mr. Darretta — 56,621 stock options; Ms. Hooper — 35,000 stock options; Mr. Leatherdale — 145,510 stock options; Mr. Renwick — 33,929 stock options; Dr. Shine — 2,500 stock options; and Dr. Wilensky — 154,120 stock options.

(4)
The Director Deferral Plan does not credit above-market earnings or preferential earnings to the amounts deferred. There are no measuring investments tied to Company stock performance. The measuring investments are a collection of unaffiliated mutual funds identified by the Company.

(5)
In 2013, the Company matched charitable contributions made by directors to charitable organizations selected by directors pursuant to the Company's Board Matching Program as follows: Mr. Ballard — $15,000; Mr. Burke — $15,000; Ms. Hooper — $14,833; Mr. Lawson — $15,000; Mr. Leatherdale — $15,000; Mr. Renwick — $15,000; Dr. Shine — $15,000; and Dr. Wilensky — $15,000. In 2013, the Company also made a $2,500 contribution to a charitable organization selected by each director in lieu of 2012 holiday gifts. We also paid $8,923, $475 and $6,186 in health care premiums on behalf of Mr. Burke, Ms. Hooper and Mr. Lawson, respectively.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Approval or Ratification of Related-Person Transactions

        The Board of Directors has adopted a written Related-Person Transactions Approval Policy, which is administered by the Audit Committee. A copy of the policy is available on our website at www.unitedhealthgroup.com. Under the policy, "related-person" transactions are prohibited unless approved or ratified by the Audit Committee. In general, a related-person transaction is any transaction or series of transactions (or amendments thereto) directly or indirectly involving a director, executive officer or shareholder beneficially owning more than 5% of our common stock, or any of their respective immediate family members, in which the Company or its subsidiaries is directly or indirectly a participant and the amount involved exceeds $1.00 (or, in the case of a director, that is not deemed to be immaterial under the Company's Standards for Director Independence).

        Related-person transactions under the policy do not include:

  •
  Indemnification and advancement of expenses made pursuant to the Company's Articles of Incorporation or Bylaws or pursuant to any agreement or instrument.

  •
  Interests arising solely from the ownership of a class of the Company's equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis.

  •
  Any transaction that involves the providing of compensation to a director or executive officer in connection with his or her duties to the Company or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course.

        Under the policy, the Company determines whether a transaction falls under the definition of a related-person transaction requiring review by the Audit Committee. In determining whether to approve or ratify a related-person transaction, the Audit Committee will consider, among other things, whether the terms of the related-person transaction are fair to the Company and on terms at least as favorable as would apply if the other party was not an affiliate; the business reasons for the transaction; whether the transaction could impair the independence of a director under the Company's Standards for Director Independence; and whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

        Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related-person transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Audit Committee's discussions of the related-person transaction. Any related-person transaction that is not approved or ratified, as the case may be, will be voided, terminated or amended, or other actions will be taken in each case as determined by the Audit Committee so as to avoid or otherwise address any resulting conflict of interest.

        As required under SEC rules, transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, are disclosed below.

Related-Person Transactions

Transactions with Edson Bueno

        In December 2013, the Company made a cash investment in Amil through a purchase of $425 million of Amil common shares. As a result of this investment, and as provided under Brazilian law, Dr. Bueno, a member of the Company's board, and his partner, Dr. Dulce Pugliese, exercised their statutory preemptive rights as shareholders of Amil to acquire $46 million of Amil common shares to maintain each party's respective ownership percentage in Amil following the transaction.

        Set forth below is information regarding business relationships between Amil and related persons which existed prior to the Company's acquisition of Amil. The Audit Committee of the Board of Directors has ratified these relationships.

        Diagnosticos da America S.A. ("DASA"). As of April 4, 2014, Dr. Bueno owned directly and through an affiliated entity approximately 48% of DASA, the largest provider of laboratory tests and medical diagnostic services in Latin America. DASA provides vaccinations, diagnostic services and laboratory and pathology tests to many customers in Brazil, including Amil plan members. Services outside of São Paulo, Brazil are provided pursuant to a contract which automatically renews for successive 36-month terms. Services in São Paulo are provided pursuant to a contract with a term ending in 2026 (which is renewable for successive 15-year terms). Amil generally receives a discount on services provided to its members ranging from 2% to 12.5%, depending on volume. Amil has granted DASA the exclusive right to provide laboratory and pathology testing services at approximately 64 locations in São Paulo during the term of the contract and receives a discount on services ranging from 4% to 15%, depending on volume. From January 1, 2013 to December 31, 2013, Amil paid DASA approximately $178 million, which reflects discounts over market rates in part due to exclusivity arrangements. The Company believes that the contract terms are equal to or better than what could be obtained from unaffiliated third parties.

        Hospital Investments. Dr. Bueno owns a 51% interest in six hospitals and a 41.5% interest in another hospital that provide services in Brazil to Amil plan members. Services to Amil plan members represent approximately 27% of the aggregate revenue of these hospitals during the period from January 1, 2013 through December 31, 2013. The services are provided pursuant to contracts between Amil and each individual hospital. The contracts will expire in 2022. From January 1, 2013 to December 31, 2013, Amil paid these hospitals approximately $164 million for services to Amil plan members and the real estate lease payments described below. The Company believes that the contract terms are equal to what could be obtained from unaffiliated third parties and are comparable to, or lower than, rates that are charged to other Brazilian health plans. Amil also has a right of first offer and a right of first refusal to purchase interests in these hospitals should Dr. Bueno or his affiliates determine to transfer their interests to third parties within ten years from the date of the closing, or October 26, 2022.

        Hospital de Clínicas de Niteroi Ltda. ("HCN"). HCN, in which Dr. Bueno owns a 51% interest, is a real estate company which leases medical facilities and office space to Amil. All of the leases run through October 2022. The aggregate rent for Amil's use of the properties was approximately $15 million for 2013. The lease terms are subject to annual adjustment based on the variation of a general Brazilian price index. The Company believes that the contract terms are equal to what could be obtained from unaffiliated third parties. Amil has a right of first offer and a right of first refusal should Dr. Bueno or his affiliates determine to transfer any of the properties to third parties within ten years from the date of the closing, or October 26, 2022.

        Aeromil Táxi Aéreo Limitada ("Aeromil"). In connection with the Company's acquisition of Amil, Amil sold 80% of Aeromil, an air taxi business, to Dr. Bueno to comply with Brazilian restrictions on foreign ownership of such businesses. Dr. Bueno's son-in-law is the CEO of Aeromil. Aeromil will provide on-demand emergency medical transport services to Amil through October 2014, with automatic renewal for succeeding two-year terms. The cost to Amil for such services is based on the operating costs (including utilization and maintenance) of the relevant aircraft. From January 1, 2013 to December 31, 2013, Amil paid Aeromil approximately $8 million for emergency medical transport services. Amil is entitled to receive dividends equaling 99.9% of the profits of Aeromil and has an irrevocable option to purchase all of Dr. Bueno's shares in Aeromil at a price of approximately $15 million, the price paid by Dr. Bueno for his stake in Aeromil. Amil's call option has an indefinite term so long as each party holds stock in Aeromil. Dr. Bueno is restricted from selling his shares in Aeromil except pursuant to Amil's call option.

        Employment of Solange Novelli Medina. Ms. Medina, who shares a household with Dr. Bueno, serves as Amil's head of design. In 2013, she received approximately $162,000 in salary and profit sharing payments from Amil. She also received benefits under Amil's benefit plans that are generally available to Amil employees.

        With the exception of the Amil common share transaction, which was converted at the exchange rate as of the date of the transaction (R$2.336 to US$1.00), U.S. dollar amounts above have been converted into U.S. dollars based on an exchange rate of R$2.1501 to US$1.00, the average exchange rate for the year ended December 31, 2013. These exchange rates are the same exchange rates used for financial reporting purposes.

Transactions with 5% Shareholders

        BlackRock Inc. beneficially owns approximately 6.2% of our common stock. The Company paid BlackRock approximately $2.9 million for investment management fees in 2013. BlackRock maintains a self-funded health insurance plan through the Company and paid the Company approximately $939,000 for administrative services in 2013.

        FMR LLC beneficially owns approximately 5.23% of our common stock. The Company paid Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR LLC, approximately $2.2 million in investment and benefits management fees in 2013. Fidelity maintains a self-funded health insurance plan through the Company and paid the Company approximately $11.1 million for administrative services in 2013. Fidelity also paid the Company approximately $52,000 in insurance premiums and $3,700 for online notification services in 2013.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2013, Messrs. Ballard, Darretta (through June 3, 2013), Lawson and Leatherdale served on the Compensation Committee. None of these persons has ever been an officer or employee of the Company or any of our subsidiaries and has no interlocking relationships requiring disclosure under applicable SEC rules.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is comprised of three non-employee directors, all of whom are audit committee financial experts, as defined by the SEC. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company's Standards for Director Independence. The Audit Committee operates under a written charter adopted by the Board of Directors which you may access in the corporate governance section of our website at www.unitedhealthgroup.com/About/CorporateGovernance.aspx.

        The Audit Committee has responsibility for selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee, overseeing the performance of the Company's internal audit function, and assisting the Board of Directors in its oversight of enterprise risk management. Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company's internal auditors, for assessing the effectiveness of the Company's internal control over financial reporting. Deloitte & Touche LLP ("Deloitte") has served as the Company's independent registered public accounting firm since 2002.

        While it is not the duty of the Audit Committee to plan or conduct audits, the Audit Committee discusses with the Company's independent registered public accounting firm and the internal auditors the overall scope and plans for their respective audits. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the consolidated financial statements with generally accepted accounting principles in the United States of America, and auditing management's assessment of the effectiveness of internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal control over financial reporting and the overall quality of the Company's accounting.

        The Audit Committee has adopted a Policy for Approval of Independent Auditor Services (the "Policy") outlining the scope of services that the independent registered public accounting firm may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining the independent registered public accounting firm to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by the independent registered public accounting firm under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved.

        Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and Deloitte in separate sessions the Company's consolidated financial statements for the years ended December 31, 2013, December 31, 2012 and December 31, 2011, management's annual report on the Company's internal control over financial reporting and Deloitte's attestation. The Audit Committee also discussed with management and Deloitte the process used to support certifications by the Company's CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the SEC and the process used to support management's annual report on the Company's internal controls over financial reporting.

        The Audit Committee discussed with Deloitte matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees) and Rule 2-07 of Regulation S-X. Deloitte also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte the accounting firm's independence. In considering the independence of Deloitte, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of Deloitte. In connection with its selection of Deloitte as the Company's independent registered public accounting firm for the year ending December 31, 2014, the Audit Committee conducted a performance evaluation of Deloitte's services.

        Based upon the Audit Committee's review of the financial statements, independent discussions with management and Deloitte, and the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, and subject to the limitations of the Audit Committee's role, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the years ended December 31, 2013, December 31, 2012 and December 31, 2011 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC.

Members of the Audit Committee

Glenn M. Renwick, Chair
Robert J. Darretta
Michele J. Hooper

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Disclosure of Fees Paid to Independent Registered Public Accounting Firm

        Aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012 represent fees billed by the Company's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which includes Deloitte Consulting (collectively, "Deloitte & Touche"). The Audit Committee pre-approved the audit and non-audit services provided in the years ended December 31, 2013 and December 31, 2012 by Deloitte & Touche, as reflected in the table below.

	Year Ended
Fee Category	2013	2012
Audit Fees	$18,141,000	$17,350,000
Audit-Related Fees(1)	7,929,000	9,546,000

Total Audit and Audit-Related Fees	$26,070,000	$26,896,000
Tax Fees(2)	1,446,000	998,000
All Other Fees(3)	451,000	175,000

Total	$27,967,000	$28,069,000

(1)
Audit-Related Fees for 2013 and 2012 include benefit plan and other required audits, an audit of one of our subsidiaries, certain AICPA agreed-upon procedures, internal control assessments, due diligence services and services related to the acquisition of Amil.

(2)
Tax Fees include tax compliance, planning and support services. In 2013 and 2012 approximately $1,161,000 and $598,000, respectively, of Tax Fees were related to international tax services. In 2013 and 2012 approximately $185,000 and $248,000, respectively, of Tax Fees were related to tax compliance (review and preparation of corporate and expatriate tax returns, review of the tax treatment for certain expenses and claims for refunds).

(3)
All Other Fees include consulting fees.

Audit Committee's Consideration of Independence of Independent Registered Public Accounting Firm

        The Audit Committee has reviewed the nature of non-audit services provided by Deloitte & Touche and has concluded that these services are compatible with maintaining the firm's ability to serve as our independent registered public accounting firm.

Audit and Non-Audit Services Approval Policy

        The Audit Committee has adopted a Policy for Approval of Independent Auditor Services (the "Policy") outlining the scope of services that Deloitte & Touche may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Deloitte & Touche to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Deloitte & Touche under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved. All fees reported above were approved pursuant to the Policy. The services provided by our independent registered public accounting firm and related fees are discussed with the Audit Committee and the Policy is evaluated and updated periodically by the Audit Committee.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee is directly responsible for the appointment, evaluation, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the year ending December 31, 2014. Deloitte has been retained as our independent registered public accounting firm since 2002. The Audit Committee is responsible for approving audit fees associated with the retention of Deloitte. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. Further, as part of the Audit Committee's assessment of Deloitte and in conjunction with the mandated rotation of the audit firm's lead engagement partner, the Chair of the Audit Committee is involved in reviewing the selection of Deloitte's new lead engagement partner.

        The Board of Directors has proposed that shareholders ratify the appointment of Deloitte at the Annual Meeting. If shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. The Audit Committee evaluates, at least every three years, whether to rotate our independent registered public accounting firm.

        Representatives of Deloitte are expected to be present at the meeting, will have an opportunity to make a statement and will be available to respond to questions from shareholders.

        The Board of Directors recommends that you vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2014. Executed proxies will be voted FOR ratification of this appointment unless you specify otherwise.

PROPOSAL 4 — SHAREHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

        We have been informed that John Chevedden intends to introduce the proposal set forth below at the Annual Meeting. In accordance with SEC rules, the text of the proposal is printed verbatim from the submission. The Company will provide to shareholders the address and reported holdings of the Company's common stock for the proposal sponsor promptly upon receiving an oral or written request. The Board of Directors has recommended a vote against this proposal for the reasons set forth following the proposal.

Shareholder Proposal — Cumulative Voting

Proposal 4 — Cumulative Voting

  RESOLVED: Cumulative Voting. Shareholders recommend that our Board take the steps necessary to adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or focus on a few candidates. Under cumulative voting shareholders can withhold votes from poor-performing directors in order to cast multiple votes for other director candidates. This is an important protection for shareholders.

  Cumulative voting also allows a significant group of shareholders to elect a director of its choice — safeguarding minority shareholder interests and bringing independent perspectives to Board decisions.

  Cumulative voting could also give us a more meaningful opportunity to not cast ballots for a number of long-tenured directors whose long-tenure detracted from their independence. The following directors had 20 to 36-years long-tenure and furthermore had important additional responsibilities to shareholders: William Ballard (on our executive pay and nomination committees), Gail Wilensky, Douglas Leatherdale (on our executive pay and nomination committees) and Richard Burke (our inside-related Chairman). Plus each of these directors received 10-times as many negative votes as some of our directors. And each of these directors was beyond age 70 — a succession planning concern.

  Cumulative voting won 54%-support at Aetna and 51%-support at Alaska Air. It also received greater than 53%-support at General Motors in two annual elections. The Council of Institutional Investors www.cii.org and CalPERS recommended adoption of this proposal topic.

  This proposal should also be more favorably evaluated due to our Company's clearly improvable environmental, social and corporate governance performance as reported in 2013:

  GMI Ratings, an independent investment research firm, rated our company D for accounting. GMI said there were forensic accounting ratios related to revenue recognition that had extreme values either relative to industry peers or to our company's own history. In regard to executive pay there was $34 million for Stephen Hemsley and shareholders faced a 12% potential stock dilution.

  GMI said UnitedHealth Group has had problems with allegations of illegal or unethical price-setting practices. UnitedHealth was sued by the New York State Psychiatric Association and mental health patients over claims the insurer violated laws barring unequal coverage for psychiatric conditions (March 2013).

  UnitedHealth Group is a Minnesota corporation and Minnesota law contains multiple provisions which protect management from hostile takeovers, diminishing shareholder interests. Shareholders wishing to secure a large stake in UnitedHealth are also limited by Minnesota's Control Share Acquisition Provision. Once a shareholder reaches a certain ownership threshold, all further shares acquired are denied voting rights.

  Minnesota law also contains an Other Constituency Provision. Such provisions provide management additional defense against a profitable takeover by allowing directors to dispense of their fiduciary duty to shareholders when evaluating tender offers.

  Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Cumulative Voting — Proposal 4

Board of Directors' Recommendation

        The Board of Directors unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:

        The Board of Directors has carefully considered this shareholder proposal and has concluded that the proposal is not in the best interests of the Company and our shareholders.

        Cumulative voting increases a shareholder's voting power in director elections by granting the shareholder votes equal to the number of shares owned multiplied by the number of directorships subject to election. Shareholders may then cast the aggregate votes in favor of just one candidate or disperse the aggregate votes among any number of candidates. This gives shareholders, particularly shareholders owning a relatively small number of shares, a level of influence on individual director elections that is disproportionate to their stock ownership.

        The primary use of cumulative voting is to allow minority blocs of investors to place their representatives on the Board of Directors. We believe each director's election should involve a broader mandate, and to that end we have a majority voting standard in our Articles of Incorporation. In 2013, each of our directors was elected by more than 90% of the votes cast at the annual meeting.

        In addition to majority voting, we have a range of leading governance practices described elsewhere in this proxy statement and in our Principles of Governance. These include the annual election of all directors; nine of eleven Board members are independent and we have an independent chairman. In 2006, we formed a shareholder nominating advisory committee to provide a formal means of input from shareholders regarding the identification and nomination of director candidates. We are recognized for our leading governance practices: in the latest evaluation by Institutional Shareholder Services Inc. the Company achieved the top governance rating.

        The Board believes that implementing cumulative voting, as requested in the proposal, can lead to circumstances that are incompatible with a director discharging his or her fiduciary duties. A director elected by a minority shareholder or group faces a conflict between the fiduciary duty owed to all shareholders and the allegiance to the shareholder or group that elected him or her. This is particularly an issue if the director is affiliated with a shareholder or group pursuing a specific, narrow agenda. These potential conflicts could undermine the ability of Board members to represent the best interests of the Company and all shareholders.

        For these reasons, the Board of Directors recommends that you vote AGAINST this proposal. Executed proxies will be voted AGAINST this proposal unless you specify otherwise.

 PROPOSAL 5 — SHAREHOLDER PROPOSAL REGARDING LOBBYING DISCLOSURE

        We have been informed that AFL-CIO Reserve Fund intends to introduce the proposal set forth below at the Annual Meeting. In accordance with SEC rules, the text of the proposal is printed verbatim from the submission. The Company will provide to shareholders the address and reported holdings of the Company's common stock for the proposal sponsor promptly upon receiving an oral or written request. The Board of Directors has recommended a vote against this proposal for the reasons set forth following the proposal.

Shareholder Proposal — Lobbying Disclosure Report

  Whereas, corporate lobbying exposes our company to risks that could adversely affect the company's stated goals, objectives, and ultimately shareholder value, and

  Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company's lobbying to assess whether our company's lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

  Resolved, the shareholders of UnitedHealth Group Incorporated ("UnitedHealth") request the Board authorize the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

  2.
  Payments by UnitedHealth used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

  3.
  UnitedHealth's membership in and payments to any tax-exempt organization that writes and endorses model legislation.

  4.
  Description of the decision making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

  For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which UnitedHealth is a member.

  Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

  The report shall be presented to the Audit Committee or other relevant oversight committees and posted on UnitedHealth's website.

  Supporting Statement

  As shareholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation both directly and indirectly. According to the Center for Responsive Politics, federal lobbying by UnitedHealth amounted to $2 million in 2012 and $3.4 million in 2011. UnitedHealth does not disclose its payments to trade associations that lobby, or to tax-exempt organizations that write and endorse model legislation such as the American Legislative Exchange Council.

  We urge you to vote FOR this proposal.

Board of Directors' Recommendation

        The Board of Directors unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:

        The Board of Directors has carefully considered this shareholder proposal and has concluded that the proposal is not in the best interests of the Company and our shareholders and is redundant to existing comprehensive state and federal public disclosure requirements.

Background

        As a participant in the regulated health care industry, we have an obligation to our Company and shareholders to engage with policymakers on an ongoing basis. We have pursued and will continue to pursue efforts to help inform public policy decisions at both the state and federal levels that have the potential to improve and sustain the quality and delivery of health care and that affect our customers, employees, consumers, and the communities in which we operate. Our activities include advocacy efforts at the federal and state levels; thought leadership regarding health care modernization and other important issues impacting the Company and our customers; educational outreach and promotion; campaign contributions; and other related activities.

        This shareholder proposal reflects the opinions of the proponents related to three components of the Company's lobbying activities: transparency of the Company's positions on public policy and policies and procedures related thereto; advocacy efforts including membership in different groups; and lobbying costs. As detailed below, our positions are clear, our advocacy is well disclosed, and our expenditures — which are far below material financial levels — are disclosed in conformity with all state and federal requirements.

Lobbying Activities

        Lobbying activities are led by our Government Affairs group and are subject to oversight by senior management and the Public Policy Committee of our Board of Directors. In addition, the Public Policy Committee assists the Board of Directors in fulfilling its responsibilities relating to our public policy, health care reform and modernization activities, political contributions, government relations, community and charitable activities, third party activities (including trade associations and industry groups) and corporate social responsibility, and is responsible for overseeing the risks associated with these activities. The Public Policy Committee receives regular reports from management on these matters; oversees our policies; and reviews the purposes and benefits of these activities at each meeting. The Committee provides reports of its activities to our Board of Directors at each in-person meeting. The Committee meets four times per year.

        We comply fully with all state and federal laws concerning the disclosure of our lobbying expenses. These disclosures are publicly available and provide extensive detail regarding the Company's lobbying expenses and the nature of its lobbying activities. All proposed contributions go through a legal and business approval process designed to ensure compliance with applicable federal or state campaign finance and related laws, internal policies and, in the case of contributions from our PACs, the applicable PAC's bylaws. All contributions must reflect the Company's interests and not those of its individual officers or directors. No campaign contributions are given in anticipation of, in recognition of, or in return for an official act.

Legislative and Regulatory Priorities

        Our advocacy and legislative priorities at the federal and state levels are publicly disclosed in our "Roadmap for Transforming America's Health Care System" and "Playbook for States Seeking to Modernize Their Health Care Systems," which contain detailed information about our positions on health care reform and other public policy issues and are available on our website. In addition, between 2009 and 2013, the Company's United Center for Health Reform & Modernization issued ten working papers that draw on our internal expertise and extensive external partnerships to develop and offer innovative, practical solutions for the most significant health care challenges facing our nation. This information is also publicly available on our website at www.unitedhealthgroup.com/Health%20Reform/Default.aspx.

CPA-Zicklin Rating

        In the 2013 CPA-Zicklin Index of Corporate Political Accountability and Disclosure, the Company was specifically identified as having the highest score in our industry, having increased our score by over 10% compared to the prior year.

Trade Association Activity

        We believe that it is in the best interests of our Company and our shareholders to belong to trade associations and industry and other groups, where we benefit from the general business, technical and industry standard-setting expertise these organizations provide. The Company has stated publicly that we do not agree with all positions taken by these groups. We make a Political Contributions report available on our website and, on an annual basis, we report the aggregate amount of dues paid to certain trade associations that are not deductible under Section 162(e) of the Internal Revenue Code.

Lobbying and Political Spending Expenditures are not Financially Material

        Our expenses related to political and lobbying activities are not financially material. In 2013, our total expenses relating to political and lobbying activities, even using a broad definition of such, were significantly less than one tenth of one percent of our total operating costs. Therefore, we do not believe that additional line item disclosure of these immaterial amounts would be beneficial to our investors and believe that preparation of the additional disclosures requested by the proponents would impose administrative burdens on the Company. Accordingly, the Board does not believe that implementing the proposal is in the best interests of the Company or our shareholders.

Shareholders did not Approve Similar Proposals in Prior Years

        Our shareholders were presented with substantially similar proposals submitted by the same proponent at our 2012 and 2013 annual meetings. In accordance with Minnesota law, the lobbying proposals submitted at our 2012 and 2013 annual meetings did not pass, having only received 23% and 19% of the votes, respectively. In the shareholder supporting statement for this Annual Meeting, the proponent provides no new compelling arguments in support of the proposal.

        For these reasons, the Board of Directors recommends that you vote AGAINST this proposal. Executed proxies will be voted AGAINST this proposal unless you specify otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.     What is the purpose of the Annual Meeting?

        At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, an advisory vote to approve our executive compensation, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and, if properly presented at the meeting, two shareholder proposals. Also, once the business of the Annual Meeting is concluded, management of the Company will give a business update. Management, Chairs of each standing Board committee and representatives of Deloitte & Touche LLP will be available to respond to questions from shareholders.

2.     What is a proxy statement?

        The Company's Board of Directors is soliciting proxies for use at the 2014 Annual Meeting of Shareholders. A proxy statement is a document we give you when we are soliciting your vote pursuant to SEC regulations.

3.     What is a proxy?

        It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Dannette L. Smith and Amy L. Schneider to serve as proxies for the Annual Meeting. The Board of Directors will use the proxies at the 2014 Annual Meeting of Shareholders. The proxies also may be voted at any adjournments or postponements of the meeting.

4.     What is the difference between a shareholder of record and a shareholder who holds stock in street name?

        Shareholders of Record. If your shares are registered in your name with our transfer agent, Wells Fargo Shareowner Services, you are a shareholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials ("Notice") or the proxy materials were sent directly to you by Broadridge Financial Solutions.

        Street Name Holders. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in "street name." The Notice or proxy materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account.

5.     How many shares must be present to hold the Annual Meeting?

        In order to conduct the Annual Meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Your shares are counted as present if you attend the Annual Meeting and vote in person, if you vote your proxy over the internet or by telephone, or by mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

6.     How can I access the proxy materials for the Annual Meeting?

        Shareholders may access the proxy materials, which include the Notice of Annual Meeting of Shareholders, Proxy Statement (including a form of proxy card) and Annual Report for the year ended December 31, 2013 on the internet at www.unitedhealthgroup.com/proxymaterials. We will also provide a hard copy of any of these documents free of charge upon request to: UnitedHealth Group Incorporated, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors.

        Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will also help preserve environmental resources.

        Shareholders of Record. If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to www.unitedhealthgroup.com and following the enrollment instructions.

        Street Name Holders. If you hold your shares in a bank or brokerage account, you may also have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

7.     How do I attend the Annual Meeting? What do I need to bring?

        To attend the Annual Meeting, you will need to bring an admission ticket and valid photo identification.

        Only our shareholders are entitled to attend the meeting. The procedure that you must follow in order to attend the meeting depends on whether you are a shareholder of record or a street name holder of our common stock.

        Shareholders of Record. If you are a shareholder of record and received a Notice, the Notice is your admission ticket. If you are a shareholder of record and received proxy materials by mail, your admission ticket is attached to your proxy card. You will need to bring the Notice or the admission ticket and valid photo identification with you to the Annual Meeting in order to be admitted to the meeting.

        Street Name Holders. If you hold your shares in street name, bring with you to the Annual Meeting valid photo identification and your most recent brokerage statement or a letter from your broker or other nominee indicating that you hold our shares. We will use that statement or letter to verify your ownership of common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in Question 8.

        Please note that use of cameras, phones or other similar electronic devices and the bringing of large bags, packages or sound or video recording equipment will not be permitted in the meeting room. Attendees will also be required to comply with rules of order and procedure that will be available at the meeting.

8.     How can I vote at the Annual Meeting if I own shares in street name?

        If you are a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your bank or broker. A legal proxy is a bank's or broker's authorization for you to vote the shares it holds in its name on your behalf. To obtain a legal proxy, please contact your bank or broker for further information.

9.     What shares are included on the Notice, proxy card or voting instruction form?

        If you are a shareholder of record, you will receive only one Notice or proxy card for all the shares of common stock you hold:

  •
  in certificate form;

  •
  in book-entry form; and

  •
  in any Company benefit plan.

        If you hold your shares in street name, you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account.

        If you hold shares in our 401(k) savings plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the 401(k) savings plan will vote your 401(k) plan shares in the same proportion as the shares for which they have received voting instructions. To allow sufficient time for voting by the 401(k) administrators, your voting instructions must be received by 11:59 p.m. Eastern Time on May 28, 2014.

10.  How can I listen to the live webcast of the Annual Meeting?

        You can listen to the live webcast of the Annual Meeting by logging on to our website at www.unitedhealthgroup.com and clicking on "Investors" and then on the link to the webcast. An archived copy of the webcast will also be available on our website for 14 days following the Annual Meeting.

11.  What different methods can I use to vote?

        By Written Proxy. All shareholders of record who received proxy materials by mail can vote by written proxy card. If you received a Notice or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice or on the voting website. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.

        By Telephone or Internet. All shareholders of record can vote by telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the Notice or proxy card. Street name holders may vote by internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The internet and telephone voting procedures are designed to authenticate shareholders' identities, allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

        In Person. All shareholders of record may vote in person at the Annual Meeting. Street name holders may vote in person at the Annual Meeting if they have a legal proxy, as described in Question 8.

        The Notice is not a proxy card and it cannot be used to vote your shares.

12.  What is the record date and what does it mean?

        The record date for the Annual Meeting is April 4, 2014. Only owners of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. On April 4, 2014, there were 984,105,999 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.

        The record date was established by our Board of Directors as required by the Minnesota Business Corporation Act. Owners of record of common stock at the close of business on the record date are entitled to:

  •
  receive notice of the Annual Meeting; and

  •
  vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

13.  If I submit a proxy, may I later revoke it and/or change my vote?

        Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:

  •
  signing another proxy card with a later date and delivering it to an officer of the Company before the Annual Meeting;

  •
  voting again over the internet or by telephone prior to 11:59 p.m., Eastern Time, on June 1, 2014;

  •
  voting at the Annual Meeting; or

  •
  notifying the Secretary to the Board of Directors in writing before the Annual Meeting.

        Street name holders may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:

  •
  submitting new voting instructions in the manner provided by your bank or broker; or

  •
  contacting your bank or broker to request a legal proxy in order to vote your shares in person at the Annual Meeting.

14.  Are votes confidential? Who counts the votes?

        We hold the votes of all shareholders in confidence from directors, officers and employees except:

  •
  as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

  •
  in the case of a contested proxy solicitation;

  •
  if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

  •
  to allow the independent inspectors of the election to certify the results of the vote.

        We have retained Broadridge Financial Solutions to tabulate the votes. We have retained Carl T. Hagberg & Associates to act as independent inspector of the election.

15.  How may I confirm my vote was counted?

        We are offering our shareholders the opportunity to confirm their votes were cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Beginning May 19, 2014 and for up to two months after the Annual Meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (located on your Notice or proxy card) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

16.  What are my choices when voting for director nominees and what vote is needed to elect directors?

        In the vote on the election of director nominees, shareholders may:

  •
  vote in favor of a nominee;

  •
  vote against a nominee; or

  •
  abstain from voting with respect to a nominee.

A director nominee will be elected if the number of votes cast "for" the nominee exceeds the number of votes cast "against" the nominee. To address a holdover provision in Minnesota law that allows a director who has not been re-elected to remain in office until a successor is elected and qualified, we have a policy requiring any director who does not receive a greater number of votes "for" than "against" his or her election in an uncontested election to tender his or her resignation from the Board of Directors following certification of the shareholder vote. Under this policy, the Board of Directors will determine whether to accept or reject the offer to resign within 90 days of certification of the shareholder vote. The text of this policy appears in our Principles of Governance, which are available on our website at www.unitedhealthgroup.com.

        The Board of Directors recommends a vote FOR each of the nominees.

17.  What are my choices when voting on each of the other proposals considered at the Annual Meeting?

        For each of the other proposals shareholders may:

  •
  vote for the proposal;

  •
  vote against the proposal; or

  •
  abstain from voting on the proposal.

18.  What vote is needed to approve each of the other proposals?

        Each of the other proposals, other than the advisory vote to approve our executive compensation, must be approved by the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy at the Annual Meeting in order to pass. For the advisory vote to approve our executive compensation, the Board of Directors will consider the results of that advisory vote when considering future executive compensation decisions.

19.  What is the Board's recommendation with regard to each proposal?

        The Board of Directors makes the following recommendation with regard to each proposal:

  •
  The Board of Directors recommends a vote FOR each of the director nominees.

  •
  The Board of Directors recommends a vote FOR advisory approval of the Company's executive compensation.

  •
  The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

  •
  The Board of Directors recommends a vote AGAINST the shareholder proposal regarding cumulative voting.

  •
  The Board of Directors recommends a vote AGAINST the shareholder proposal regarding lobbying disclosure.

20.  What if I do not specify a choice for a matter when returning a proxy?

        Shareholders should specify their choice for each matter in the manner described in the Notice or on their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

  •
  FOR the election of all director nominees;

  •
  FOR the advisory approval of our executive compensation;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm;

  •
  AGAINST the shareholder proposal regarding cumulative voting; and

  •
  AGAINST the shareholder proposal regarding lobbying disclosure.

21.  Are my shares voted if I do not provide a proxy?

        If you are a shareholder of record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Banks and brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter. The election of directors, the advisory vote to approve our executive compensation and the shareholder proposals are not considered routine and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote are counted as "broker non-votes."

22.  How are abstentions and broker non-votes counted?

        Abstentions have no effect on the election of directors under Minnesota law.

        Under Minnesota law, abstentions have the effect of an "AGAINST" vote on the proposal seeking advisory approval of our executive compensation, the ratification of the appointment of the Company's independent registered public accounting firm and the shareholder proposals.

        Under Minnesota law, broker non-votes have no effect on the election of directors, proposal seeking advisory approval of our executive compensation, or the shareholder proposals.

23.  Does the Company have a policy about directors' attendance at the Annual Meeting of Shareholders?

        The Company expects directors to attend the Annual Meeting, absent a compelling reason. All of our directors attended the 2013 Annual Meeting.

24.  What are the deadlines for submitting shareholder proposals for the 2015 Annual Meeting?

        Shareholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials. To be considered for inclusion in our proxy statement for our 2015 Annual Meeting, shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received no later than December 24, 2014 and be submitted in accordance with Rule 14a-8. These shareholder proposals must be in writing and received by the deadline described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors. If we do not receive a shareholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2015 Annual Meeting.

        Other Shareholder Proposals for Presentation at the 2015 Annual Meeting. A shareholder proposal that is not submitted for inclusion in our proxy statement for our 2015 Annual Meeting, but is instead sought to be presented at the 2015 Annual Meeting, must comply with the "advance notice" deadlines in our Bylaws. As such, these shareholder proposals must be received no earlier than February 2, 2015, and no later than the close of business on March 4, 2015. These shareholder proposals must be in writing and received within the "advance notice" deadlines described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors. These shareholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws about the shareholder proposing the business and any associated person, including information about the direct and indirect ownership of or derivative positions in the Company's common stock and arrangements and understandings related to the proposed business or the voting of the Company's common stock. If we do not receive a shareholder proposal and the required information regarding the shareholder and any associated person by the "advance notice" deadlines described above, the proposal may be excluded from the proxy statement and from consideration at the 2015 Annual Meeting. The "advance notice" requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such shareholder business.

25.  How are proxies solicited and what is the cost?

        We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist with the solicitation of proxies for a base fee of $20,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.

        Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

26.  Where can I find more information about my voting rights as a shareholder?

        The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information about a shareholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, based solely on the information filed by such shareholder in 2014 for the year ended December 31, 2013 on Schedule 13G under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	62,853,812	6.20%
40 East 52nd Street
New York, New York 10022
FMR LLC(2)	52,657,813	5.23%
245 Summer Street
Boston, Massachusetts 02210

(1)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 10, 2014. BlackRock, Inc. reported having sole voting power over 52,130,421 shares, sole dispositive power over 62,814,571 shares, and shared voting and dispositive power over 39,241 shares.

(2)
This information, including percent of class, is based on the Schedule 13G filed with the SEC by FMR LLC on February 14, 2014. FMR LLC reported having sole voting power over 2,516,332 shares and sole dispositive power over 52,657,813 shares.

        The following table provides information about the beneficial ownership of our common stock as of April 4, 2014 by each director and nominee for director, each named executive officer, and by all of our current directors, executive officers and director nominees as a group. As of April 4, 2014, there were 984,105,999 shares of our common stock issued, outstanding and entitled to vote.

Name of Beneficial Owner or Identity of Group	Ownership of Common Stock		Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 4, 2014	Total(1)	Percent of Common Stock Outstanding
William C. Ballard, Jr.	65,556	(2)	133,000	198,556	*

Edson Bueno, M.D.	8,416,905		57,200	8,474,105	*

Richard T. Burke	2,314,776	(2)(3)	163,480	2,478,256	*

Robert J. Darretta	34,048	(2)(4)	56,621	90,669	*

Michele J. Hooper	25,976	(2)	35,000	60,976	*

Rodger A. Lawson	20,877	(2)	0	20,877	*

Douglas W. Leatherdale	965,431	(2)(4)(5)	145,510	1,110,941	*

Glenn M. Renwick	33,221	(2)	33,929	67,150	*

Kenneth I. Shine, M.D.	24,606	(2)	1,250	25,856	*

Gail R. Wilensky, Ph.D.	50,446	(2)	133,020	183,466	*

Stephen J. Hemsley	2,697,471	(6)(7)	1,358,547	4,056,018	*

David S. Wichmann	352,125	(6)	897,684	1,249,809	*

Gail K. Boudreaux	31,988		14,896	46,884	*

Larry C. Renfro	35,218		14,896	50,114	*

Marianne D. Short	6,251		13,241	19,492	*

All current directors, executive officers and director nominees as a group (16 individuals)	15,083,413	(8)	3,058,274	18,141,687	1.84%

*
Less than 1%.

(1)
Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person's or group's name. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of April 4, 2014 are treated as outstanding only when determining the amount and percent owned by such individual or group.

(2)
Includes the following number of vested deferred stock units which are considered owned under the Company's stock ownership guidelines for directors: Mr. Ballard — 16,356 deferred stock units; Mr. Burke — 16,356 deferred stock units; Mr. Darretta — 30,708 deferred stock units; Ms. Hooper — 22,606 deferred stock units; Mr. Lawson — 13,310 deferred stock units; Mr. Leatherdale — 16,356 deferred stock units; Mr. Renwick — 31,181 deferred stock units;
Dr. Shine — 24,606 deferred stock units; and Dr. Wilensky — 16,356 deferred stock units.

(3)
Includes 86,000 shares held in trust for the benefit of Mr. Burke's children. Mr. Burke does not have voting or investment power over these shares and disclaims beneficial ownership of these shares.

(4)
Includes the following number of shares known to be pledged as security: Mr. Darretta — 3,340 shares, and Mr. Leatherdale — 898,160 shares. The three-month average daily trading volume for the Company's common stock was 5,196,270 as of April 4, 2014. To discourage pledging shares of the Company's common stock, our insider trading policy requires advance approval of the Compensation Committee of any pledging of common stock by directors, executive officers and other members of management. Pledges that existed prior to the policy's adoption in November 2012 have been grandfathered. Mr. Darretta's shares are held in a margin account for which no loans are outstanding. Messrs. Darretta and Leatherdale continue to satisfy our stock ownership guidelines when pledged shares are excluded from their individual holdings.

(5)
Includes 36,800 shares held in irrevocable trusts for the benefit of Mr. Leatherdale's children and 6,615 shares held in irrevocable trusts for the benefit of Mr. Leatherdale's grandchildren. Mr. Leatherdale disclaims beneficial ownership of these shares. Also includes 7,500 shares held in a charitable foundation which are beneficially owned by Mr. Leatherdale.

(6)
Includes the following number of shares held in trust for the individuals pursuant to our 401(k) plan:
Mr. Hemsley — 298 shares; and Mr. Wichmann — 224 shares. Pursuant to the terms of the 401(k) plan, a participant has sole voting power over his or her shares; however, the plan trustee votes all unvoted shares in the same proportions as the actual proxy votes submitted by plan participants.

(7)
Includes 24,000 shares held in a charitable foundation which are beneficially owned by Mr. Hemsley.

(8)
Includes the indirect holdings included in footnotes 3, 5, 6 and 7.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors and greater-than-10% beneficial owners are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of these reports and written representations from our executive officers and directors, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements during 2013.

HOUSEHOLDING NOTICE

        We have adopted "householding" procedures that allow us to deliver one Notice or single copies of proxy statements and annual reports to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. Each registered shareholder living in that household will receive a separate proxy card if the householded proxy materials are received by mail.

        If you participate in householding but wish to receive a separate copy of the Notice, this proxy statement or our 2013 Annual Report to Shareholders, please notify us at: Secretary to the Board of Directors, UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, telephone (877) 536-3550. You may opt-in or opt-out of householding at any time by contacting our transfer agent, Wells Fargo Shareowner Services, at P.O. Box 64854, St. Paul, Minnesota 55164-0854, telephone (800) 468-9716. Your householding election will apply to all materials mailed more than 30 days after your request is received.

        Your participation in the householding program is encouraged. As an alternative to householding, you may choose to receive documents electronically. Instructions for electing electronic delivery are described in Question 6 of the "Questions and Answers About the Annual Meeting and Voting" section of this proxy statement.

        We have been notified that some banks and brokers will household proxy materials. If your shares are held in "street name" by a bank or broker, you may request information about householding from your bank or broker.

 OTHER MATTERS AT MEETING

        In accordance with the requirements of advance notice described in our Bylaws, no shareholder nominations or shareholder proposals other than those included in this proxy statement will be presented at the 2014 Annual Meeting. We know of no other matters that may come before the Annual Meeting. However, if any matters calling for a vote of the shareholders, other than those referred to in this proxy statement, should properly come before the meeting, the persons named as proxies will vote on such matters according to their individual judgment.

By Order of the Board of Directors,

Dannette L. Smith Secretary to the Board of Directors
Dated: April 23, 2014

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date w SCAN TO VIEW MATERIALS & VOTE UNITEDHEALTH GROUP INCORPORATED 9900 BREN ROAD EAST MINNETONKA, MN 55343 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on June 1, 2014, or May 28, 2014 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on June 1, 2014, or May 28, 2014 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by June 1, 2014. VOTE CONFIRMATION You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on June 2, 2014 via the ProxyVote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow . . Vote Confirmation is available 24 hours after your vote is received beginning May 19, 2014, with the final vote tabulation remaining available through August 2, 2014. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by UnitedHealth Group in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. . XXXX XXXX XXXX M72851-P48468 UNITEDHEALTH GROUP INCORPORATED The Board of Directors recommends you vote FOR each of the nominees for director in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors Abstain Against For Against For Abstain Nominees: ! ! ! ! ! ! 2. Advisory approval of the Company's executive compensation. 1a. William C. Ballard, Jr. ! ! ! ! ! ! 1b. Edson Bueno, M.D. 3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014. ! ! ! 1c. Richard T. Burke ! ! ! For Abstain Against The Board of Directors recommends you vote AGAINST Proposals 4 and 5. 1d. Robert J. Darretta ! ! ! ! ! ! 4. The shareholder proposal set forth in the proxy statement requesting cumulative voting, if properly presented at the 2014 Annual Meeting of Shareholders. 1e. Stephen J. Hemsley ! ! ! 1f. Michele J. Hooper ! ! ! ! ! ! 5. The shareholder proposal set forth in the proxy statement requesting additional lobbying disclosure, if properly presented at the 2014 Annual Meeting of Shareholders. 1g. Rodger A. Lawson ! ! ! 1h. Douglas W. Leatherdale ! ! ! 1i. Glenn M. Renwick ! ! ! 1j. Kenneth I. Shine, M.D. For address changes and/or comments, please check this box and write them on the back where indicated. ! ! ! ! 1k. Gail R. Wilensky, Ph.D. Yes No ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ADMISSION CARD 2014 Annual Meeting of Shareholders Monday, June 2, 2014 10:00 a.m. Pacific Time Anthony Marlon Auditorium UnitedHealthcare, a UnitedHealth Group company 2700 North Tenaya Way Las Vegas, Nevada 89128 PLEASE ADMIT NON-TRANSFERABLE If you plan to attend the 2014 Annual Meeting of Shareholders, please write your name and address in the space provided below and present this admission card and photo identification at the registration desk. Name: Address: You may vote your proxy at any time over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Please see the reverse side of this proxy card for complete instructions on how to vote your proxy. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.unitedhealthgroup.com/proxymaterials. For directions to the 2014 Annual Meeting, please see the information posted at www.unitedhealthgroup.com /annualmeeting. M72852-P48468 UNITEDHEALTH GROUP INCORPORATED Annual Meeting of Shareholders June 2, 2014 10:00 a.m. Pacific Time This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint each of Dannette L. Smith and Amy L. Schneider, each individually, and with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the reverse side and any other matters which may properly come before the 2014 Annual Meeting of Shareholders and all adjournments or postponements thereof. These shares of stock will be voted as you specify on the reverse side. If no choice is specified, this proxy will be voted FOR all of the nominees for director in Proposal 1, FOR Proposals 2 and 3, AGAINST Proposals 4 and 5, and in the discretion of the named proxies on all other matters that may properly come before the meeting. If shares of common stock are owned through the UnitedHealth Group 401(k) Savings Plan, your completion and execution of this proxy card or your submission of an Internet or telephone vote will provide voting instructions to the trustee of the plan. If no direction is made, if your proxy card is not signed, or if your vote by proxy card, Internet or telephone is not received by 11:59 p.m. Eastern time on May 28, 2014, the plan shares credited to your 401(k) account will be voted by the plan trustee in the same proportions as the proxy votes which were timely and properly submitted by other plan participants. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side